Eaton Vance Atlanta Capital Focused Growth Fund

Class A Shares - EAALX Class C Shares - EAGCX Class I Shares - EILGX
A non-diversified fund seeking long-term capital growth

Eaton Vance Atlanta Capital Horizon Growth Fund

Class A Shares - EXMCX Class B Shares - EBMCX Class C Shares - ECMCX Class I Shares - EIMCX
A diversified fund seeking total return

Eaton Vance Atlanta Capital Select Equity Fund

Class A Shares - ESEAX Class C Shares - ESECX Class I Shares - ESEIX
A non-diversified fund seeking long-term capital growth

Eaton Vance Atlanta Capital SMID-Cap Fund

Class A Shares - EAASX Class C Shares - ECASX Class I Shares - EISMX
Class R Shares - ERSMX Class R6 Shares - ERASX
A diversified fund seeking long-term capital growth

Prospectus Dated
February 1, 2015
as revised August 24, 2015

The Securities and Exchange Commission has not approved or disapproved these securities or determined whether this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This Prospectus contains important information about the Funds and the services available to shareholders.  Please save it for reference.

Table of Contents

Fund Summaries	3
Focused Growth Fund	3
Horizon Growth Fund	6
Select Equity Fund	10
SMID-Cap Fund	14
Important Information Regarding Fund Shares	17
Investment Objectives & Principal Policies and Risks	18
Management and Organization	21
Valuing Shares	24
Purchasing Shares	24
Sales Charges	28
Redeeming Shares	30
Shareholder Account Features	31
Additional Tax Information	33
Financial Highlights	34
Focused Growth Fund	34
Horizon Growth Fund	36
Select Equity Fund	39
SMID-Cap Fund	40

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Fund Summaries

Eaton Vance Atlanta Capital Focused Growth Fund

Investment Objective

The Fund’s investment objective is to seek long-term capital growth.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.  You may qualify for a reduced sales charge if you invest, or agree to invest over a 13-month period, at least $50,000 in Eaton Vance Funds.  More information about these and other discounts is available from your financial intermediary and in Sales Charges beginning on page 28 of this Prospectus and page 22 of the Fund’s Statement of Additional Information.

Shareholder Fees (fees paid directly from your investment)	Class A	Class C	Class I
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	5.75%	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lower of net asset value at purchase or redemption)	None	1.00%	None

Annual Fund Operating Expenses (expenses you pay each year as a percentage of the value of your investment)	Class A	Class C	Class I
Management Fees	0.65%	0.65%	0.65%
Distribution and Service (12b-1) Fees	0.25%	1.00%	n/a
Other Expenses	0.18%	0.18%	0.18%
Total Annual Fund Operating Expenses	1.08%	1.83%	0.83%

Example.  This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same.  Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	Expenses with Redemption				Expenses without Redemption
	1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
Class A shares	$679	$899	$1,136	$1,816	$679	$899	$1,136	$1,816
Class C shares	$286	$576	$990	$2,148	$186	$576	$990	$2,148
Class I shares	$85	$265	$460	$1,025	$85	$265	$460	$1,025

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” the portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund's portfolio turnover rate was 46% of the average value of its portfolio.

Principal Investment Strategies

Under normal market conditions, the Fund invests in common stocks of approximately 20 to 35 companies, primarily with large market capitalizations.  The Fund will normally invest in common stocks of companies having market capitalizations that rank among the top 1,000 U.S. companies.  The Fund may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the over-the-counter market (including depositary receipts which evidence ownership in underlying foreign stocks).  The Fund may also lend its securities.

The portfolio managers seek to invest in quality growth companies with a demonstrated history of consistent growth and stability in earnings that management believes are attractively valued relative to earnings and cash flow per share.  Financial quality is determined by analysis of a company’s financial statements and is measured by a company’s demonstrated ability to consistently grow earnings.  The portfolio managers typically favor companies that they believe have sustainable above-average earnings growth potential and whose underlying financial prospects are exceeding consensus expectations.  Sustainable earnings growth potential is determined by rigorous fundamental analysis of a company’s financial trends; products and services; industry conditions; and other factors.  The portfolio managers may utilize “financial quality rankings” provided by nationally recognized

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015 rating services as part of their investment analysis but do not rely solely upon such rankings in making investment decisions.  The portfolio managers seek to manage individual security risk through analysis of each security’s risk/reward characteristics.

Portfolio securities are selected by the portfolio managers in consultation with a team of investment analysts in the investment sub-adviser’s equity research group.  Each analyst maintains research responsibility for investments in his or her area of coverage.  Stocks are added to the portfolio based on factors which may include: the relative attractiveness of the risk/reward profile; earnings consistency; expected rate of sustainable earnings growth; and prospects for near-term accelerating earnings growth.  The portfolio managers may sell a security when its fundamentals deteriorate, when its valuation is no longer attractive relative to its long-term growth rate or when other securities are identified to displace a current holding.

Principal Risks

Equity Investing Risk. The Fund’s shares are sensitive to stock market volatility and the stocks in which the Fund invests may be more volatile than the stock market as a whole.  The prices of stocks may decline in response to conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations, as well as issuer or sector specific events.  Market conditions may affect certain types of stocks (such as large-cap or growth stocks) to a greater extent than other types of stocks.  If the stock market declines, the value of Fund shares will also likely decline and, although stock values can rebound, there is no assurance that values will return to previous levels. Depositary receipts are subject to many of the risks associated with investing in foreign securities including political and economic risks.

Issuer Diversification Risk. The Fund is “non-diversified,” which means it may invest a greater percentage of its assets in the securities of a single issuer than funds that are “diversified.”  Non-diversified funds face the risk of focusing investments in a small number of issuers, making them more susceptible to risks affecting such issuers than a more diversified fund might be.

Securities Lending Risk.  Securities lending involves possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. As a result, the value of Fund shares may fall and there may be a delay in recovering the loaned securities. The value of Fund shares could also fall if a loan is called and the Fund is required to liquidate reinvested collateral at a loss or if the sub-adviser is unable to reinvest cash collateral at rates that exceed the costs involved.

Risks Associated with Active Management.  The Fund is an actively managed portfolio and its success depends upon the investment skills and analytical abilities of the sub-adviser to develop and effectively implement strategies to achieve the Fund’s investment objective.  Subjective decisions made by the sub-adviser may cause the Fund to incur losses or to miss profit opportunities on which it may otherwise have capitalized.

General Fund Investing Risks.  The Fund is not a complete investment program and you may lose money by investing in the Fund.  All investments carry a certain amount of risk and there is no guarantee that the Fund will be able to achieve its investment objective.  Investors in the Fund should have a long-term investment perspective and be able to tolerate potentially sharp declines in value. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, entity or person.

Performance

The following bar chart and table provide some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual returns over time compare with those of a broad-based securities market index.  The returns in the bar chart are for Class A shares and do not reflect a sales charge.  If the sales charge was reflected, the returns would be lower.  Past performance (both before and after taxes) is no guarantee of future results.  The Fund’s performance reflects the effects of expense reductions for certain periods.  Absent these reductions, performance for certain periods would have been lower. Updated Fund performance information can be obtained by visiting www.eatonvance.com.

For the ten years ended December 31, 2014, the highest quarterly total return for Class A was 21.51% for the quarter ended March 31, 2012, and the lowest quarterly return was –23.79% for the quarter ended December 31, 2008.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Average Annual Total Return as of December 31, 2014	One Year	Five Years	Ten Years
Class A Return Before Taxes	2.15%	11.01%	5.96%
Class A Return After Taxes on Distributions	0.28%	10.47%	5.33%
Class A Return After Taxes on Distributions and the Sale of Class A Shares	2.55%	8.73%	4.77%
Class C Return Before Taxes	6.68%	11.75%	6.30%
Class I Return Before Taxes	8.71%	12.63%	6.86%
Russell 1000 Growth Index (reflects no deduction for fees, expenses or taxes)	13.05%	15.80%	8.49%

These returns reflect the maximum sales charge for Class A (5.75%) and any applicable contingent deferred sales charge (“CDSC”) for Class C.  The Class C performance shown above for the period prior to May 2, 2011 (commencement of operations) is the performance of Class A shares, adjusted for the sales charge that applies to Class C shares (but not adjusted for any other differences in the expenses of the two classes).   If adjusted for such differences, returns would be different.  Investors cannot invest directly in an Index.

After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown.  After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities.  After-tax returns for other Classes of shares will vary from the after-tax returns presented for Class A shares.  Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period.  Also, Return After Taxes on Distributions and the Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Management

Investment Adviser.  Boston Management and Research (“BMR”).

Investment Sub-Adviser.  Atlanta Capital Management Company, LLC (“Atlanta Capital”).

Portfolio Managers

Richard B. England, Managing Director and Principal of Atlanta Capital, has managed the Fund and the Focused Growth Portfolio (the portfolio the Fund previously invested in) since 2008.

Joseph B. Hudepohl, CFA, a Managing Director and Principal of Atlanta Capital, has managed the Fund since June 2015.

Robert R. Walton, Jr., CFA, Vice President and Principal of Atlanta Capital, has managed the Fund since June 2015.

Jeffrey A. Miller, CFA, Vice President and Principal of Atlanta Capital, has managed the Fund since June 2015.

Lance V. Garrison, CFA, Vice President and Principal of Atlanta Capital, has managed the Fund since June 2015.

Purchase and Sale of Fund Shares

You may purchase, redeem or exchange Fund shares on any business day, which is any day the New York Stock Exchange is open for business.  You may purchase, redeem or exchange Fund shares either through your financial intermediary or directly from the Fund either by writing to the Fund, P.O. Box 9653, Providence, RI 02940-9653, or by calling 1-800-262-1122.  The minimum initial purchase or exchange into the Fund is $1,000 for each Class (with the exception of Class I) and $250,000 for Class I (waived in certain circumstances).  There is no minimum for subsequent investments.

For important information about taxes and financial intermediary compensation, please turn to “Important Information Regarding Fund Shares” on page 17 of this Prospectus.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Eaton Vance Atlanta Capital Horizon Growth Fund

On July 13, 2015, Eaton Vance Atlanta Capital Horizon Growth Fund will discontinue all sales of its shares, except shares purchased by: (1) existing shareholders (including shares acquired through the reinvestment of dividends and distributions); (2) employer sponsored retirement plans; or (3) fee-based programs (a) sponsored by financial intermediaries and (b) that have selected the Fund prior to the close of business on July 13, 2015.

Investment Objective

The Fund’s investment objective is to seek total return.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.  You may qualify for a reduced sales charge if you invest, or agree to invest over a 13-month period, at least $50,000 in Eaton Vance Funds.  More information about these and other discounts is available from your financial intermediary and in Sales Charges beginning on page 28 of this Prospectus and page 22 of the Fund’s Statement of Additional Information.

Shareholder Fees (fees paid directly from your investment)	Class A	Class B	Class C	Class I
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	5.75%	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lower of net asset value at time of purchase or redemption)	None	5.00%	1.00%	None

Annual Fund Operating Expenses (expenses you pay each year as a percentage of the value of your investment)	Class A	Class B	Class C	Class I
Management Fees	0.95%	0.95%	0.95%	0.95%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	n/a
Other Expenses	0.53%	0.53%	0.53%	0.53%
Total Annual Fund Operating Expenses	1.73%	2.48%	2.48%	1.48%
Expense Reimbursement(1)	(0.33)%	(0.33)%	(0.33)%	(0.33)%
Total Annual Fund Operating Expenses After Expense Reimbursement	1.40%	2.15%	2.15%	1.15%

(1)

The administrator and the sub-adviser have agreed to reimburse the Fund’s expenses to the extent that Total Annual Fund Operating Expenses exceed 1.40% for Class A shares, 2.15% for Class B and Class C shares and 1.15% for Class I shares.  This expense reimbursement will continue through January 31, 2016.  Any amendment to or a termination of this reimbursement would require approval of the Board of Trustees.  The expense reimbursement relates to ordinary operating expenses only and does not include expenses such as: brokerage commissions, acquired fund fees and expenses of unaffiliated funds, interest expense, taxes or litigation expenses.  Amounts reimbursed may be recouped by the administrator and sub-adviser during the same fiscal year to the extent actual expenses are less than the contractual expense cap during such year.

Example.  This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same.  Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	Expenses with Redemption				Expenses without Redemption
	1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
Class A shares	$709	$1,058	$1,430	$2,473	$709	$1,058	$1,430	$2,473
Class B shares	$718	$1,141	$1,491	$2,606	$218	$741	$1,291	$2,606
Class C shares	$318	$741	$1,291	$2,791	$218	$741	$1,291	$2,791
Class I shares	$117	$436	$777	$1,740	$117	$436	$777	$1,740

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” the portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund's portfolio turnover rate was 26% of the average value of its portfolio.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Principal Investment Strategies

Under normal circumstances, the Fund invests primarily in equity securities.  Although the Fund can invest in equity securities of any size, including smaller companies, it intends to focus its investments on mid-cap companies.  Mid-Cap companies are companies with market capitalizations within the range of capitalizations of companies included in the Russell Midcap Growth Index.  Although it invests primarily in U.S. traded securities (including depositary receipts evidencing ownership in underlying foreign stocks), the Fund may invest up to 25% of its total assets in foreign securities, including those trading in developed and emerging markets.  The Fund may invest no more than 5% of its net assets in publicly traded real estate investment trusts.  The Fund may also lend its securities.

The portfolio manager seeks to invest in quality growth companies with a demonstrated history of consistent growth and stability in earnings that management believes are attractively valued relative to earnings and cash flow per share.  Financial quality is determined by analysis of a company’s financial statements and is measured by a company’s demonstrated ability to consistently grow earnings.  The portfolio manager typically favors companies that he believes have sustainable above-average earnings growth potential and whose underlying financial prospects are exceeding consensus expectations.  Sustainable earnings growth potential is determined by rigorous fundamental analysis of a company’s financial trends; products and services; industry conditions; and other factors.  The portfolio manager may utilize “financial quality rankings” provided by nationally recognized rating services as part of his investment analysis but does not rely solely upon such rankings in making investment decisions.  The portfolio manager seeks to manage individual security risk through analysis of each security’s risk/reward characteristics.

Portfolio securities are selected by the portfolio manager in consultation with a team of investment analysts in the investment sub-adviser’s equity research group.  Each analyst maintains research responsibility for investments in his or her area of coverage.  Allocations among market sectors are determined by the portfolio manager in consultation with the analysts, using the market sector weights of the Russell Midcap Growth Index as a benchmark.  Stocks are added to the portfolio based on factors which may include:  the relative attractiveness of the risk/reward profile; earnings consistency; expected rate of sustainable earnings growth; and prospects for near-term accelerating earnings growth.  The portfolio manager may sell a security when its fundamentals deteriorate, when its valuation is no longer attractive relative to its long-term growth rate or when other securities are identified to displace a current holding.

Principal Risks

Equity Investing Risk. The Fund’s shares are sensitive to stock market volatility and the stocks in which the Fund invests may be more volatile than the stock market as a whole.  The prices of stocks may decline in response to conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations, as well as issuer or sector specific events.  Market conditions may affect certain types of stocks (such as mid-cap or growth stocks) to a greater extent than other types of stocks.  If the stock market declines, the value of Fund shares will also likely decline and, although stock values can rebound, there is no assurance that values will return to previous levels.

Smaller Company Equity Risk. The stocks of smaller, less seasoned companies are generally subject to greater price fluctuations, limited liquidity, higher transaction costs and higher investment risk than the stocks of larger, more established companies.  Smaller, less seasoned companies may have limited product lines, markets or financial resources, may be dependent on a limited management group, and may lack substantial capital reserves or an established performance record.  There may be generally less publicly available information about such companies than for larger, more established companies.

Foreign and Emerging Market Investment Risk. Because the Fund can invest a portion of its assets in foreign instruments, the value of Fund shares can be adversely affected by changes in currency exchange rates and political, economic and market developments abroad, including the imposition of economic and other sanctions by the United States or another country.  In emerging or less developed countries, these risks can be more significant.  Investment markets in emerging market countries are typically substantially smaller, less liquid and more volatile than the major markets in developed countries.  As a result, Fund share values may be more volatile than if the Fund invested only in developed markets.  Emerging market countries may have relatively unstable governments and economies.  Emerging market investments often are subject to speculative trading, which typically contributes to volatility.  Trading in foreign and emerging markets typically involves higher expense than trading in the United States. The Fund may have difficulties enforcing its legal or contractual rights in a foreign country. The value of investments denominated in foreign currencies can be adversely affected by changes in foreign currency exchange rates. Depositary receipts are subject to many of the risks associated with investing in foreign securities including political, economic and market risks.

Securities Lending Risk.  Securities lending involves possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. As a result, the value of Fund shares may fall and there may be a delay in recovering the loaned securities. The value of Fund shares could also fall if a loan is called and the Fund is required to liquidate reinvested collateral at a loss or if the sub-adviser is unable to reinvest cash collateral at rates that exceed the costs involved.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Risks Associated with Active Management.  The Fund is an actively managed portfolio and its success depends upon the investment skills and analytical abilities of the sub-adviser to develop and effectively implement strategies to achieve the Fund’s investment objective.  Subjective decisions made by the sub-adviser may cause the Fund to incur losses or to miss profit opportunities on which it may otherwise have capitalized.

General Fund Investing Risks.  The Fund is not a complete investment program and you may lose money by investing in the Fund.  All investments carry a certain amount of risk and there is no guarantee that the Fund will be able to achieve its investment objective.  Investors in the Fund should have a long-term investment perspective and be able to tolerate potentially sharp declines in value. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, entity or person.

Performance

The following bar chart and table provide some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual returns over time compare with those of a broad-based securities market index.  The returns in the bar chart are for Class A shares and do not reflect a sales charge.  If the sales charge was reflected, the returns would be lower.  Past performance (both before and after taxes) is no guarantee of future results.  The Fund’s performance reflects the effects of expense reductions.  Absent these reductions, performance would have been lower.  Updated Fund performance information can be obtained by visiting www.eatonvance.com.

For the ten years ended December 31, 2014, the highest quarterly total return for Class A was 19.47% for the quarter ended March 31, 2012, and the lowest quarterly return was –22.14% for the quarter ended December 31, 2008.

Average Annual Total Return as of December 31, 2014	One Year	Five Years	Ten Years
Class A Return Before Taxes	–1.36%	10.86%	6.91%
Class A Return After Taxes on Distributions	–3.20%	9.43%	6.02%
Class A Return After Taxes on Distributions and the Sale of Class A Shares	0.68%	8.76%	5.67%
Class B Return Before Taxes	–0.82%	11.06%	6.74%
Class C Return Before Taxes	2.96%	11.33%	6.73%
Class I Return Before Taxes	4.91%	12.37%	7.63%
Russell Midcap Growth Index (reflects no deduction for fees, expenses or taxes)	11.90%	16.93%	9.42%

These returns reflect the maximum sales charge for Class A (5.75%) and any applicable contingent deferred sales charge (“CDSC”) for Class B and Class C.   The Class I performance shown above for the period prior to May 2, 2011 (commencement of operations) is the performance of Class A shares at net asset value without adjustment for any differences in the expenses of the two classes.  If adjusted for such differences, returns would be different.  Investors cannot invest directly in an Index.

After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown.  After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities.  After-tax returns for other Classes of shares will vary from the after-tax returns presented for Class A shares.  Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period.  Also, Return After Taxes on Distributions and the Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Management

Investment Adviser.  Boston Management and Research (“BMR”).

Investment Sub-Adviser.  Atlanta Capital Management Company, LLC (“Atlanta Capital”).

Portfolio Manager.  The Fund is managed by Richard B. England, Managing Director and Principal of Atlanta Capital, who has managed the Fund since 2011.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Purchase and Sale of Fund Shares

You may purchase, redeem or exchange Fund shares on any business day, which is any day the New York Stock Exchange is open for business.  Class B shares are only available for purchase upon exchange from another Eaton Vance fund or through reinvestment of distributions.  You may purchase, redeem or exchange Fund shares either through your financial intermediary or directly from the Fund either by writing to the Fund, P.O. Box 9653, Providence, RI 02940-9653, or by calling 1-800-262-1122.  The minimum initial purchase or exchange into the Fund is $1,000 for each Class (with the exception of Class I) and $250,000 for Class I (waived in certain circumstances).  There is no minimum for subsequent investments.

For important information about taxes and financial intermediary compensation, please turn to “Important Information Regarding Fund Shares” on page 17 of this Prospectus.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Eaton Vance Atlanta Capital Select Equity Fund

Investment Objective

The Fund’s investment objective is to seek long-term capital growth.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.  You may qualify for a reduced sales charge if you invest, or agree to invest over a 13-month period, at least $50,000 in Eaton Vance Funds.  More information about these and other discounts is available from your financial intermediary and in Sales Charges beginning on page 28 of this Prospectus and page 22 of the Fund’s Statement of Additional Information.

Shareholder Fees (fees paid directly from your investment)	Class A	Class C	Class I
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	5.75%	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lower of net asset value at purchase or redemption)	None	1.00%	None

Annual Fund Operating Expenses (expenses you pay each year as a percentage of the value of your investment)	Class A	Class C	Class I
Management Fees	0.80%	0.80%	0.80%
Distribution and Service (12b-1) Fees	0.25%	1.00%	n/a
Other Expenses	0.24%	0.24%	0.24%
Total Annual Fund Operating Expenses	1.29%	2.04%	1.04%
Expense Reimbursement(1)	(0.09)%	(0.09)%	(0.09)%
Total Annual Fund Operating Expenses After Expense Reimbursement	1.20%	1.95%	0.95%

(1)

The investment adviser and administrator and sub-adviser have agreed to reimburse the Fund’s expenses to the extent that Total Annual Fund Operating Expenses exceed 1.20% for Class A shares, 1.95% for Class C shares and 0.95% for Class I shares.  This expense reimbursement will continue through January 31, 2016.  Any amendment to or a termination of this reimbursement would require approval of the Board of Trustees.  The expense reimbursement relates to ordinary operating expenses only and does not include expenses such as: brokerage commissions, acquired fund fees and expenses of unaffiliated funds, interest expense, taxes or litigation expenses.  Amounts reimbursed may be recouped by the investment adviser and administrator and sub-adviser during the same fiscal year to the extent actual expenses are less than the contractual expense cap during such year.

Example.  This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same.  Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	Expenses with Redemption				Expenses without Redemption
	1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
Class A shares	$690	$952	$1,234	$2,035	$690	$952	$1,234	$2,035
Class C shares	$298	$631	$1,090	$2,362	$198	$631	$1,090	$2,362
Class I shares	$97	$322	$565	$1,263	$97	$322	$565	$1,263

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” the portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund's portfolio turnover rate was 45% of the average value of its portfolio.

Principal Investment Strategies

Under normal circumstances, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities (the “80% Policy”).  The Fund normally invests in the common stocks of approximately 25 to 40 companies.  The Fund may invest in companies across a broad capitalization range, including smaller companies, but primarily invests in mid-to large-cap companies with capitalizations comparable to those companies included in the Russell 1000 Index.  Although it

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015 invests primarily in U.S. traded securities (including depositary receipts evidencing ownership in underlying foreign stocks), the Fund may invest up to 25% of its total assets in foreign securities, including those trading in developed and emerging markets.  The Fund may invest in pooled investment vehicles (including exchange traded funds (“ETFs”) and other affiliated and unaffiliated mutual funds to the extent permitted by the Investment Company Act of 1940).  The Fund may also invest in publicly traded real estate investment trusts and may lend its securities.

The portfolio managers seek to invest in quality companies with a demonstrated history of consistent growth and stability in earnings that they believe are attractively valued relative to earnings and cash flow per share.  Financial quality is measured by a company’s demonstrated ability to consistently grow earnings.  Other characteristics of quality companies include a history of sustained growth in earnings and operating cash flow; high returns on capital; attractive profit margins; and leading industry positions.  The portfolio managers seek to purchase stocks of companies capable of sustaining consistent earnings growth while maintaining a strong financial condition.  Investments are determined based primarily on fundamental analysis of a company’s financial trends, products and services and other factors.  The portfolio managers may utilize “financial quality rankings” provided by nationally recognized rating services as part of its investment analysis but does not rely solely upon such rankings in making investment decisions.  The portfolio managers may sell a security when its fundamentals deteriorate or when it is no longer attractively valued in relation to the market as a whole or other potential investments.  The portfolio managers seek to manage portfolio risk by constructing a portfolio of undervalued companies and favoring companies with a history of consistent sustained growth and stability in earnings and operating cash flow.

Principal Risks

Equity Investing Risk. The Fund’s shares are sensitive to stock market volatility and the stocks in which the Fund invests may be more volatile than the stock market as a whole.  The prices of stocks may decline in response to conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations, as well as issuer or sector specific events.  Market conditions may affect certain types of stocks to a greater extent than other types of stocks.  If the stock market declines, the value of Fund shares will also likely decline and, although stock values can rebound, there is no assurance that values will return to previous levels.

Issuer Diversification Risk. The Fund is “non-diversified,” which means it may invest a greater percentage of its assets in the securities of a single issuer than funds that are “diversified.”  Non-diversified funds face the risk of focusing investments in a small number of issuers, making them more susceptible to risks affecting such issuers than a more diversified fund might be.

Smaller Company Equity Risk. The stocks of smaller, less seasoned companies are generally subject to greater price fluctuations, limited liquidity, higher transaction costs and higher investment risk than the stocks of larger, more established companies.  Smaller, less seasoned companies may have limited product lines, markets or financial resources, may be dependent on a limited management group, and may lack substantial capital reserves or an established performance record.  There may be generally less publicly available information about such companies than for larger, more established companies.

Foreign and Emerging Market Investment Risk. Because the Fund can invest a portion of its assets in foreign instruments, the value of Fund shares can be adversely affected by changes in currency exchange rates and political, economic and market developments abroad, including the imposition of economic and other sanctions by the United States or another country.  In emerging or less developed countries, these risks can be more significant.  Investment markets in emerging market countries are typically substantially smaller, less liquid and more volatile than the major markets in developed countries.  As a result, Fund share values may be more volatile than if the Fund invested only in developed markets.  Emerging market countries may have relatively unstable governments and economies.  Emerging market investments often are subject to speculative trading, which typically contributes to volatility.  Trading in foreign and emerging markets typically involves higher expense than trading in the United States. The Fund may have difficulties enforcing its legal or contractual rights in a foreign country. The value of investments denominated in foreign currencies can be adversely affected by changes in foreign currency exchange rates. Depositary receipts are subject to many of the risks associated with investing in foreign securities including political, economic and market risks.

Real Estate Investment Trust Risk.  Real estate investment trusts (“REITs”) are subject to special risks associated with real estate.  Securities of companies in the real estate industry are sensitive to factors such as changes in real estate values, property taxes, interest rates, cash flow of underlying real estate assets, occupancy rates, government regulations affecting zoning, land use, and rents, and the management skill and creditworthiness of the issuer.  Companies in the real estate industry may also be subject to liabilities under environmental and hazardous waste laws, among others.  Changes in underlying real estate values may have an exaggerated effect to the extent that REITs concentrate investments in particular geographic regions or property types.

ETF Risk.  Investing in an ETF exposes the Fund to all of the risks of that ETF’s investments and subjects it to a pro rata portion of the ETF’s fees and expenses. As a result, the cost of investing in ETF shares may exceed the costs of investing directly in its underlying investments. ETF shares trade on an exchange at a market price, which may vary from the ETF’s net asset value.  The Fund may purchase ETFs at prices that exceed the net asset value of their underlying investments and may sell ETF investments at prices below such net asset value. Because the market price of ETF shares depends on the demand in the market for them,

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015 the market price of an ETF may be more volatile than the value of the underlying portfolio of securities the ETF is designed to track, and the Fund may not be able to liquidate ETF holdings at the time and price desired, which may impact Fund performance.

Securities Lending Risk.  Securities lending involves possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. As a result, the value of Fund shares may fall and there may be a delay in recovering the loaned securities. The value of Fund shares could also fall if a loan is called and the Fund is required to liquidate reinvested collateral at a loss or if the sub-adviser is unable to reinvest cash collateral at rates that exceed the costs involved.

Risks Associated with Active Management.  The Fund is an actively managed portfolio and its success depends upon the investment skills and analytical abilities of the sub-adviser to develop and effectively implement strategies to achieve the Fund’s investment objective.  Subjective decisions made by the sub-adviser may cause the Fund to incur losses or to miss profit opportunities on which it may otherwise have capitalized.

General Fund Investing Risks.  The Fund is not a complete investment program and you may lose money by investing in the Fund.  All investments carry a certain amount of risk and there is no guarantee that the Fund will be able to achieve its investment objective.  Investors in the Fund should have a long-term investment perspective and be able to tolerate potentially sharp declines in value. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, entity or person.

Performance

The following bar chart and table provide some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual returns over time compare with those of a broad-based securities market index.  The returns in the bar chart are for Class A shares and do not reflect a sales charge.  If the sales charge was reflected, the returns would be lower.  Past performance (both before and after taxes) is no guarantee of future results.  The Fund’s performance reflects the effects of expense reductions.  Absent these reductions, performance would have been lower.  Updated Fund performance information can be obtained by visiting www.eatonvance.com.

During the period from December 31, 2012 through December 31, 2014, the highest quarterly total return for Class A was 10.84% for the quarter ended March 31, 2013, and the lowest quarterly return was -0.66% for the quarter ended March 31, 2014.

Average Annual Total Return as of December 31, 2014	One Year	Life of Fund
Class A Return Before Taxes	4.94%	17.13%
Class A Return After Taxes on Distributions	4.62%	16.97%
Class A Return After Taxes on Distributions and the Sale of Class A Shares	3.06%	13.50%
Class C Return Before Taxes	9.50%	18.92%
Class I Return Before Taxes	11.59%	19.73%
Russell 1000 Index (reflects no deduction for fees, expenses or taxes)	13.24%	20.06%

These returns reflect the maximum sales charge for Class A (5.75%) and any applicable contingent deferred sales charge (“CDSC”) for Class C.  Class A and Class I commenced operations on January 3, 2012.  The Class C performance shown above for the period prior to March 19, 2013 (commencement of operations) is the performance of Class A shares, adjusted for the sales charge that applies to Class C shares (but not adjusted for any other differences in expenses of the two classes).  If adjusted for such differences, returns would be different.  Investors cannot invest directly in an Index.

After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown.  After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities.  After-tax returns for other Classes of shares will vary from the after-tax returns presented for Class A shares.  Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period.  Also, Return After Taxes on Distributions and the Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Management

Investment Adviser.  Eaton Vance Management (“Eaton Vance”).

Investment Sub-Adviser.  Atlanta Capital Management Company, LLC (“Atlanta Capital”).

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Portfolio Managers

William O. Bell, IV, Vice President and Principal of Atlanta Capital, has co-managed the Fund since its inception in 2012.

W. Matthew Hereford, Vice President and Principal of Atlanta Capital, has co-managed the Fund since its inception in 2012.

Charles B. Reed, Managing Director and Principal of Atlanta Capital, has co-managed the Fund since its inception in 2012.

Purchase and Sale of Fund Shares

You may purchase, redeem or exchange Fund shares on any business day, which is any day the New York Stock Exchange is open for business.  You may purchase, redeem or exchange Fund shares either through your financial intermediary or directly from the Fund either by writing to the Fund, P.O. Box 9653, Providence, RI 02940-9653, or by calling 1-800-262-1122.  The minimum initial purchase or exchange into the Fund is $1,000 for each Class (with the exception of Class I) and $250,000 for Class I (waived in certain circumstances).  There is no minimum for subsequent investments.

For important information about taxes and financial intermediary compensation, please turn to “Important Information Regarding Fund Shares” on page 17 of this Prospectus.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Eaton Vance Atlanta Capital SMID-Cap Fund

On January 15, 2013, the Fund discontinued all sales of its shares, except shares purchased by: (1) existing shareholders (including shares acquired through the reinvestment of dividends and distributions); (2) qualified retirement plans; or (3) fee-based programs (a) sponsored by financial intermediaries for which investment decisions are made on a centralized basis at the discretion of the firm (e.g., model portfolios managed by a firm or its investment committee); and (b) that have selected the Fund prior to the close of business on January 15, 2013.  Sales of Fund shares may be further restricted or reopened in the future.

Investment Objective

The Fund’s investment objective is to seek long-term capital growth.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.  You may qualify for a reduced sales charge if you invest, or agree to invest over a 13-month period, at least $50,000 in Eaton Vance Funds.  More information about these and other discounts is available from your financial intermediary and in Sales Charges beginning on page 28 of this Prospectus and page 22 of the Fund’s Statement of Additional Information.

Shareholder Fees (fees paid directly from your investment)	Class A	Class C	Class I	Class R	Class R6
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	5.75%	None	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lower of net asset value at purchase or redemption)	None	1.00%	None	None	None

Annual Fund Operating Expenses (expenses you pay each year as a percentage of the value of your investment)(1)	Class A	Class C	Class I	Class R	Class R6
Management Fees	0.85%	0.85%	0.85%	0.85%	0.85%
Distribution and Service (12b-1) Fees	0.25%	1.00%	n/a	0.50%	n/a
Other Expenses	0.13%	0.13%	0.13%	0.13%	0.05%
Total Annual Fund Operating Expenses	1.23%	1.98%	0.98%	1.48%	0.90%

(1)

Expenses in the table above and the Example below reflect the expenses of the Fund and the SMID-Cap Portfolio (the “Portfolio”), the Fund’s master Portfolio.

Example.  This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same.  Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	Expenses with Redemption				Expenses without Redemption
	1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
Class A shares	$693	$943	$1,212	$1,978	$693	$943	$1,212	$1,978
Class C shares	$301	$621	$1,068	$2,306	$201	$621	$1,068	$2,306
Class I shares	$100	$312	$ 542	$1,201	$100	$312	$ 542	$1,201
Class R shares	$151	$468	$ 808	$1,768	$151	$468	$ 808	$1,768
Class R6 shares	$ 92	$287	$ 498	$1,108	$ 92	$287	$ 498	$1,108

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” the portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund's portfolio turnover rate was 11% of the average value of its portfolio.

Principal Investment Strategies

The Fund invests primarily in common stocks of companies with small to mid-sized market capitalizations (“small- to mid-cap stocks”).  The Fund will normally invest in common stocks of companies having market capitalizations within the range of companies comprising the Russell 2500 Index.  Under normal circumstances, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in small- to mid-cap stocks (the “80% Policy”).  The Fund may also invest in

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015 larger companies and in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the over-the-counter market (including depositary receipts which evidence ownership in underlying foreign stocks).  The Fund may also lend its securities.

The portfolio managers seek to invest in quality companies with a demonstrated history of consistent growth and stability in earnings that they believe are attractively valued relative to earnings and cash flow per share.  Financial quality is measured by a company’s demonstrated ability to consistently grow earnings.  Other characteristics of quality companies include a history of sustained growth in earnings and operating cash flow; high returns on capital; attractive profit margins; and leading industry positions.  The portfolio managers seek to purchase stocks of companies capable of sustaining consistent earnings growth while maintaining a strong financial condition.  Investments are determined based primarily on fundamental analysis of a company’s financial trends, products and services and other factors.  The portfolio managers may utilize “financial quality rankings” provided by nationally recognized rating services as part of their investment analysis but do not rely solely upon such rankings in making investment decisions.  The portfolio managers may sell a security when its fundamentals deteriorate or when it is no longer attractively valued in relation to the market as a whole or other potential investments.  The portfolio managers seek to manage portfolio risk by constructing a diversified portfolio of undervalued companies and favoring companies with a history of consistent sustained growth and stability in earnings and operating cash flow.

The Fund currently invests its assets in the Portfolio, a separate registered investment company with the same objective and policies as the Fund.

Principal Risks

Equity Investing Risk. The Fund’s shares are sensitive to stock market volatility and the stocks in which the Fund invests may be more volatile than the stock market as a whole.  The prices of stocks may decline in response to conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations, as well as issuer or sector specific events.  Market conditions may affect certain types of stocks (such as small-cap or mid-cap stocks) to a greater extent than other types of stocks.  If the stock market declines, the value of Fund shares will also likely decline and, although stock values can rebound, there is no assurance that values will return to previous levels. Depositary receipts are subject to many of the risks associated with investing in foreign securities including political and economic risks.

Smaller Company Equity Risk. The stocks of smaller, less seasoned companies are generally subject to greater price fluctuations, limited liquidity, higher transaction costs and higher investment risk than the stocks of larger, more established companies.  Smaller, less seasoned companies may have limited product lines, markets or financial resources, may be dependent on a limited management group, and may lack substantial capital reserves or an established performance record.  There may be generally less publicly available information about such companies than for larger, more established companies.

Securities Lending Risk.  Securities lending involves possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. As a result, the value of Fund shares may fall and there may be a delay in recovering the loaned securities. The value of Fund shares could also fall if a loan is called and the Fund is required to liquidate reinvested collateral at a loss or if the sub-adviser is unable to reinvest cash collateral at rates that exceed the costs involved.

Risks Associated with Active Management.  The Fund is an actively managed portfolio and its success depends upon the investment skills and analytical abilities of the sub-adviser to develop and effectively implement strategies to achieve the Fund’s investment objective.  Subjective decisions made by the sub-adviser may cause the Fund to incur losses or to miss profit opportunities on which it may otherwise have capitalized.

General Fund Investing Risks.  The Fund is not a complete investment program and you may lose money by investing in the Fund.  All investments carry a certain amount of risk and there is no guarantee that the Fund will be able to achieve its investment objective.  Investors in the Fund should have a long-term investment perspective and be able to tolerate potentially sharp declines in value. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, entity or person.

Performance

The following bar chart and table provide some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual returns over time compare with those of two broad-based securities market indices.  The returns in the bar chart are for Class A shares and do not reflect a sales charge.  If the sales charge was reflected, the returns would be lower.  Past performance (both before and after taxes) is no guarantee of future results.  The Fund’s performance reflects the effects of expense reductions for certain periods.  Absent these reductions, performance for certain periods would have been lower.  Updated Fund performance information can be obtained by visiting www.eatonvance.com.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

For the ten years ended December 31, 2014, the highest quarterly total return for Class A was 17.65% for the quarter ended June 30, 2009, and the lowest quarterly return was  –19.71% for the quarter ended December 31, 2008.

Average Annual Total Return as of December 31, 2014	One Year	Five Years	Ten Years
Class A Return Before Taxes	–1.13%	15.12%	10.41%
Class A Return After Taxes on Distributions	–1.87%	14.86%	9.72%
Class A Return After Taxes on Distributions and the Sale of Class A Shares	–0.03%	12.21%	8.47%
Class C Return Before Taxes	3.12%	15.62%	10.63%
Class I Return Before Taxes	5.17%	16.78%	11.34%
Class R Return Before Taxes	4.65%	16.22%	10.92%
Class R6 Return Before Taxes	5.25%	16.79%	11.35%
Russell 2500 Index (reflects no deduction for fees, expenses or taxes)	7.07%	16.35%	8.71%
Russell 2000 Index (reflects no deduction for fees, expenses or taxes)	4.89%	15.54%	7.76%

These returns reflect the maximum sales charge for Class A (5.75%) and any applicable contingent deferred sales charge (“CDSC”) for Class C.  The Class C performance shown above for the period prior to October 1, 2009 (commencement of operations) is the performance of Class A shares, adjusted for the sales charge that applies to Class C shares (but not adjusted for any other differences in expenses of the two classes).  The Class R performance shown above for the period between August 3, 2009 (commencement of operations) and December 31, 2004 is the performance of Class A shares at net asset value (but not adjusted for any other differences in expenses of the two classes).  The Class R6 performance shown above for the period prior to July 1, 2014 (commencement of operations) is the performance of Class I shares without adjustment for any differences in the expenses of the two classes.  If adjusted for such differences, returns would be different.  Investors cannot invest directly in an Index.

After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown.  After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities.  After-tax returns for other Classes of shares will vary from the after-tax returns presented for Class A shares.  Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period.  Also, Return After Taxes on Distributions and the Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Management

Investment Adviser.  Boston Management and Research (“BMR”).

Investment Sub-Adviser.  Atlanta Capital Management Company, LLC (“Atlanta Capital”).

Portfolio Managers

William O. Bell, IV, Vice President and Principal of Atlanta Capital, has managed the Portfolio since 2004.

W. Matthew Hereford, Vice President and Principal of Atlanta Capital, has managed the Portfolio since 2004.

Charles B. Reed, Managing Director and Principal of Atlanta Capital, has managed the Portfolio since it commenced operations in 2002.

Purchase and Sale of Fund Shares

Shares of the Fund are currently not available for sale to new investors, subject to certain exceptions.  Existing Fund investors may purchase, redeem or exchange Fund shares on any business day, which is any day the New York Stock Exchange is open for business.  Existing Fund investors may purchase, redeem or exchange Fund shares either through their financial intermediary or directly from the Fund either by writing to the Fund, P.O. Box 9653, Providence, RI 02940-9653, or by calling 1-800-262-1122. The minimum initial purchase or exchange into the Fund is $1,000 for Class A, Class C and Class R, $250,000 for Class I and $1,000,000 for Class R6 (waived in certain circumstances).  There is no minimum for subsequent investments.

For important information about taxes and financial intermediary compensation, please turn to “Important Information Regarding Fund Shares” on page 17 of this Prospectus.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Important Information Regarding Fund Shares

Tax Information

Each Fund’s distributions are expected to be taxed as ordinary income and/or capital gains, unless you are exempt from taxation.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase Fund shares through a broker-dealer or other financial intermediary (such as a bank) (collectively, “financial intermediaries”), a Fund, its principal underwriter and its affiliates may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the financial intermediary and your salesperson to recommend a Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Investment Objectives & Principal Policies and Risks

Each Fund and the Portfolio are permitted to engage in the following investment practices to the extent set forth in “Fund Summaries” above. References to the “Fund” below are to each Fund and SMID-Cap Portfolio, as applicable.

A statement of the investment objective and principal investment policies and risks of the Fund is set forth above in Fund Summaries. As noted in the Fund Summaries, SMID-Cap Fund seeks to achieve its investment objective by investing in the Portfolio named therein, which has the same investment objective and policies as the Fund.  Set forth below is additional information about such policies and risks of the Fund described in Fund Summaries above. Information also is included about other types of investments and practices that the Fund may engage in from time to time.

Foreign and Emerging Market Investments.  Investments in foreign issuers could be affected by factors not present in the United States, including expropriation, armed conflict, confiscatory taxation, lack of uniform accounting and auditing standards, less publicly available financial and other information, and potential difficulties in enforcing contractual obligations. Because foreign issuers may not be subject to uniform accounting, auditing and financial reporting standard practices and requirements and regulatory measures comparable to those in the United States, there may be less publicly available information about such foreign issuers.  Settlements of securities transactions in foreign countries are subject to risk of loss, may be delayed and are generally less frequent than in the United States, which could affect the liquidity of the Fund’s assets.

Foreign issuers may become subject to sanctions imposed by the United States or another country, which could result in the immediate freeze of the foreign issuers’ assets or securities.  The imposition of such sanctions could impair the market value of the securities of such foreign issuers and limit the Fund’s ability to buy, sell, receive or deliver the securities.

As an alternative to holding foreign-traded investments, the Fund may invest in U.S. dollar-denominated investments of foreign companies that trade on U.S. exchanges or in the U.S. over-the-counter market (including depositary receipts, which evidence ownership in underlying foreign investments and are subject to many of the risks associated with investing directly in foreign securities). Unless otherwise stated in Fund Summaries, such investments are not subject to any stated limitation on investing in foreign securities.

The foregoing risks of foreign investing can be more significant in emerging markets. Emerging markets may offer higher potential for gains and losses than investments in the developed markets of the world. Political and economic structures in emerging market countries generally lack the social, political and economic stability of developed countries, which may affect the value of the Fund’s investments in these countries and also the ability of the Fund to access markets in such countries. Governmental actions can have a significant effect on the economic conditions in emerging market countries, which also may adversely affect the value and liquidity of the Fund’s investments. The laws of emerging market countries relating to the limited liability of corporate shareholders, fiduciary duties of officers and directors, and bankruptcy of state enterprises are generally less well developed than or different from such laws in the United States. It may be more difficult to obtain a judgment in the courts of these countries than it is in the United States. Disruptions due to work stoppages and trading improprieties in foreign securities markets have caused such markets to close. If extended closings were to occur in stock markets where the Fund is heavily invested, the Fund’s ability to redeem Fund shares could become impaired. In such circumstances, the Fund may have to sell more liquid securities than it would otherwise choose to sell.  Emerging market securities are also subject to speculative trading, which contributes to their volatility.

Foreign Currencies.  The value of foreign assets and currencies as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency rates and exchange control regulations, application of foreign tax laws (including withholding tax), governmental administration of economic or monetary policies (in this country or abroad), and relations between nations and trading.  Foreign currencies also are subject to settlement, custodial and other operational risks. Currency exchange rates can be affected unpredictably by intervention, or the failure to intervene, by U.S. or foreign governments or central banks or by currency controls or political developments in the United States or abroad.  Costs are incurred in connection with conversions between currencies.  The Fund may engage in spot transactions and forward foreign currency exchange contracts, purchase and sell options on currencies and purchase and sell currency futures contracts and related options thereon (collectively, “Currency Instruments”) to seek to hedge against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar.  Use of Currency Instruments may involve substantial currency risk and may also involve counterparty, leverage or liquidity risk.

Derivatives.  The Fund may enter into derivatives transactions with respect to any security or other instrument in which it is permitted to invest or any related security, instrument, index or economic indicator (“reference instruments”). The Fund may engage in derivative transactions to seek return, to hedge against fluctuations in securities prices, interest rates or currency exchange rates, or as a substitute for the purchase or sale of securities or currencies.  Derivatives are financial instruments the value of which is derived from the underlying reference instrument. Derivatives transactions can involve substantial risk.  Derivatives typically allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments.  The Fund incurs costs in connection with opening and closing

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015 derivatives positions.  The Fund may engage in the derivative transactions set forth below, as well as in other derivative transactions with substantially similar characteristics and risks.

Certain derivative transactions may give rise to a form of leverage.  The Fund is required to segregate or “earmark” liquid assets or otherwise cover the Fund’s obligation created by a transaction that may give rise to leverage.  The use of leverage may cause the Fund to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements.  Leverage may cause the Fund’s share price to be more volatile than if it had not been leveraged, as certain types of leverage may exaggerate the effect of any increase or decrease in the value of the Fund’s portfolio securities.  The loss on leverage transactions may substantially exceed the initial investment.

The use of derivatives can lead to losses because of adverse movements in the price or value of the asset, index, rate or instrument underlying a derivative, due to failure of a counterparty or due to tax or regulatory constraints. Derivatives risk may be more significant when derivatives are used to enhance return or as a substitute for a cash investment position, rather than solely to hedge the risk of a position held by the Fund.  A decision as to whether, when and how to use derivatives involves the exercise of specialized skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.  Changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index, and the Fund could lose more than the principal amount invested.  Derivative instruments may be difficult to value, may be illiquid, and may be subject to wide swings in valuation caused by changes in the value of the underlying instrument.  If a derivative’s counterparty is unable to honor its commitments, the value of Fund shares may decline and the Fund could experience delays in the return of collateral or other assets held by the counterparty.  The loss on derivative transactions may substantially exceed the initial investment.

Options on Securities, Indices and Currencies.  The Fund may engage in transactions in exchange-traded and over-the-counter (“OTC”) options.  There are several risks associated with transactions in options such as imperfect correlation, counterparty risk and an insufficient liquid secondary market for particular options.  By buying a put option, the Fund acquires a right to sell the underlying instrument at the exercise price, thus limiting the Fund's risk of loss through a decline in the market value of the instrument until the put option expires. The Fund will pay a premium to the seller of the option for the right to receive payments of cash to the extent that the value of the applicable instrument declines below the exercise price as of the option valuation date.  If the price of the instrument is above the exercise price of the option as of the option valuation date, the option expires worthless and the Fund will not be able to recover the option premium paid to the seller.  The Fund may purchase uncovered put options.  The Fund also has authority to write (i.e., sell) put options. The Fund will receive a premium for writing a put option, which increases the Fund's return. In writing a put option, the Fund has the obligation to buy the underlying instrument at an agreed upon price if the price of such instrument decreases below the exercise price.  If the value of the instrument on the option expiration date is above the exercise price, the option will generally expire worthless and the Fund, as option seller, will have no obligation to the option holder.

A purchased call option gives the Fund the right to buy, and obligates the seller to sell, the underlying instrument at the exercise price at any time during the option period.  The Fund also is authorized to write (i.e., sell) call options on instruments in which it may invest and to enter into closing purchase transactions with respect to such options.  A covered call option is an option in which the Fund, in return for a premium, gives another party a right to buy specified instruments owned by the Fund at a specified future date and price set at the time of the contract. The Fund's ability to sell the instrument underlying a call option may be limited while the option is in effect unless the Fund enters into a closing purchase transaction. Uncovered call options have speculative characteristics and are riskier than covered call options because there is no underlying instrument held by the Fund that can act as a partial hedge.  As the writer of a covered call option or an index call option, the Fund forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security or the index covering the call option above the sum of the option premium received and the exercise price of the call, but has retained the risk of loss, minus the option premium received, should the price of the underlying security or index decline.

OTC options involve risk that the issuer or counterparty will fail to perform its contractual obligations. Participants in these markets are typically not subject to the same credit evaluation and regulatory oversight as are members of “exchange-based” markets. By engaging in option transactions in these markets, the Fund may take a credit risk with regard to parties with which it trades and also may bear the risk of settlement default.

Covered Calls and Equity Collars.  While the Fund generally will write only covered call options, it may sell the instrument underlying a call option prior to entering into a closing purchase transaction on up to 5% of the Fund’s net assets, provided that such sale will not occur more than three days prior to the option buy back. In an equity collar, the Fund simultaneously writes a call option and purchases a put option on the same instrument.

Forward Foreign Currency Exchange Contracts.  Certain forward foreign currency exchange contracts may be individually negotiated and privately traded so they are dependent upon the creditworthiness of the counterparty. Forward contracts are subject to the risk of political and economic factors applicable to the countries issuing the underlying currencies.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Furthermore, unlike trading in most other types of instruments, there is no systematic reporting of last sale information with respect to the foreign currencies underlying forwards. As a result, available information may not be complete.

Futures Contracts.  The Fund may engage in transactions in futures contracts and options on futures contracts. Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price.  The Fund also is authorized to purchase or sell call and put options on futures contracts.  The primary risks associated with the use of futures contracts and options are imperfect correlation, liquidity, unanticipated market movement and counterparty risk.

Equity Swaps.  Equity swaps involve the exchange by the Fund with another party of their respective returns as calculated on a notional amount of an equity index (such as the S&P 500 Index), basket of equity securities, or individual equity security.  The success of swap agreements is dependent on the investment sub-adviser’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Other risks include liquidity and counterparty risk.

Short Sales.  The Fund may engage in covered short sales (on individual securities held or on an index or basket of securities whose constituents are held in whole or in part or for which liquid assets have been segregated). A short sale on an individual security typically involves the sale of a security that is borrowed from a broker or other institution to complete the sale. Short sales expose the seller to the risk that it will be required to acquire securities to replace the borrowed securities (also known as “covering” the short position) at a time when the securities sold short have appreciated in value, thus resulting in a loss. When making a short sale, the Fund must segregate liquid assets with a broker or the custodian equal to (or otherwise cover) its obligations under the short sale.  The seller of a short position generally realizes a profit on the transaction if the price it receives on the short sale exceeds the cost of closing out the position by purchasing securities in the market, but generally realizes a loss if the cost of closing out the short position exceeds the proceeds of the short sale.

Smaller Companies.  Securities of smaller, less seasoned companies, which may include legally restricted securities, are generally subject to greater price fluctuations, limited liquidity, higher transaction costs and higher investment risk than the securities of larger, more established companies.  Because of the absence of any public trading market for some of these investments (such as those which are legally restricted) it may take longer to liquidate these positions at fair value than would be the case for publicly traded securities.

Real Estate Investment Trusts.  Real estate investment trusts (“REITs”) are subject to the special risks associated with real estate.  Securities of companies in the real estate industry are sensitive to factors such as changes in real estate values, property taxes, interest rates, cash flow of underlying real estate assets, occupancy rates, government regulations affecting zoning, land use, and rents, and the management skill and creditworthiness of the issuer.  Companies in the real estate industry may also be subject to liabilities under environmental and hazardous waste laws, among others.  Changes in underlying real estate values may have an exaggerated effect to the extent that REITs concentrate investments in particular geographic regions or property types.

Pooled Investment Vehicles.  The Fund may invest in pooled investment vehicles, including open- and closed-end investment companies affiliated or unaffiliated with the investment adviser, and exchange-traded funds (“ETFs”). The market for common shares of closed-end investment companies and ETFs, which are generally traded on an exchange, is affected by the demand for those securities, regardless of the value of the fund’s underlying portfolio assets.  The Fund will indirectly bear its proportionate share of any management fees and expenses paid by unaffiliated and certain affiliated pooled investment vehicles in which it invests, except that management fees of affiliated funds may be waived.    If such fees exceed 0.01%, the costs associated with such investments will be reflected in Acquired Fund Fees and Expenses in the Annual Fund Operating Expenses table(s) in Fund Summaries.  Requirements of the Investment Company Act of 1940 (the “1940 Act”) may limit the Fund’s ability to invest in other investment companies including ETFs, unless the investment company has received an exemptive order from the Securities and Exchange Commission on which the Fund may rely or an exemption under the 1940 Act is available. Investments in a pooled investment vehicle will count towards a Fund's 80% Policy if the vehicle invests primarily in the type of securities indicated in the Fund's 80% Policy.

Illiquid Securities.  The Fund may not invest more than 15% of its net assets in illiquid securities, which may be difficult to value properly and may involve greater risks than liquid securities.  Illiquid securities include those legally restricted as to resale (such as those issued in private placements), and may include securities eligible for resale pursuant to Rule 144A thereunder.  Certain Rule 144A securities may be treated as liquid securities if the investment adviser determines that such treatment is warranted.  Even if determined to be liquid, holdings of these securities may increase the level of Fund illiquidity if eligible buyers become uninterested in purchasing them.

Borrowing.  The Fund is authorized to borrow in accordance with applicable regulations, but currently intends to borrow only for temporary purposes (such as to satisfy redemption requests, to remain fully invested in anticipation of expected cash inflows and to settle transactions).  The Fund will not purchase additional investment securities while outstanding borrowings exceed 5% of the value of its total assets.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Securities Lending. The Fund may seek to earn income by lending portfolio securities to broker-dealers or other institutional borrowers.  As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the securities loaned if the borrower of the securities fails financially.  Loans will only be made to firms that have been approved by the investment adviser and the investment adviser or the securities lending agent will periodically monitor the financial condition of such organizations while any loans are outstanding.  In addition, loans will only be made when the investment adviser believes the expected returns, net of expenses, justify the attendant risk.  Securities loans currently are required to be secured continuously by collateral in cash, cash equivalents (such as money market instruments) or other liquid securities held by the custodian and maintained in an amount at least equal to the market value of the securities loaned.  The Fund may lend up to one-third of the value of its total assets (including borrowings) or such other amount as is permitted under relevant law.

Cash and Cash Equivalents.  The Fund may invest in cash or cash equivalents, including high quality short-term instruments or an affiliated investment company that invests in such instruments.

Issuer Diversification.  A “non-diversified” fund can invest more of its assets in a smaller number of issuers than diversified funds. Concentrating investments could result in greater potential losses than for funds investing in a broader variety of issuers.  However, the Fund intends to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended. This requires the Fund to limit its investments so that, at the end of each fiscal quarter, at least 50% of the Fund’s total assets are invested in (i) cash and cash items, U.S. Government securities and securities of other regulated investment companies, and (ii) single issuers that are less than 5% of the total assets of the Fund and not more than 10% of the outstanding voting shares of the issuer.  In addition, at the end of each fiscal quarter, no single issuer (excluding cash and cash items, U.S. Government securities and securities of other regulated investment companies) investment can exceed 25% of the Fund’s total assets.

General. Focused Growth Fund's and SMID-Cap Fund's investment objective may not be changed without shareholder approval. Certain other policies may be changed without shareholder approval. The Horizon Growth Fund's and Select Equity Fund's investment objective and certain other policies may be changed without shareholder approval. Shareholders will receive 60 days' written notice of any material change in the investment objective of Horizon Growth Fund or Select Equity Fund. During unusual market conditions, the Fund may invest up to 100% of its assets in cash or cash equivalents temporarily, which may be inconsistent with its investment objective(s) and other policies. The Fund might not use all of the strategies and techniques or invest in all of the types of securities described in this Prospectus or the Statement of Additional Information. While at times the Fund may use alternative investment strategies in an effort to limit its losses it may choose not to do so.

The Fund’s annual operating expenses are expressed as a percentage of the Fund’s average daily net assets and may change as Fund assets increase and decrease over time.  Purchase and redemption activities by Fund shareholders may impact the management of the Fund and its ability to achieve its investment objective.  In addition, the redemption by one or more large shareholders or groups of shareholders of their holdings in the Fund could have an adverse impact on the remaining shareholders in the Fund.  Mutual funds, investment advisers, other market participants and many securities markets are subject to rules and regulations and the jurisdiction of one or more regulators.  Changes to applicable rules and regulations could have an adverse effect on securities markets and market participants, as well as on the Fund’s ability to execute its investment strategy.  With the increased use of technologies by Fund service providers, such as the Internet to conduct business, the Fund is susceptible to operational, information security and related risks.

The Fund’s 80% Policy will not be changed unless shareholders are given at least 60 days’ advance written notice of the change.

Focused Growth Fund's, Horizon Growth Fund's and Select Equity Fund's investment policies include a provision allowing the Fund to invest (i) all of its investable assets in an open-end management investment company with substantially the same investment objective, policies and restrictions as the Fund; or (ii) in more than one open-end management investment company sponsored by Eaton Vance or its affiliates, provided any such companies have investment objectives, policies and restrictions that are consistent with those of the Fund.  Any such company or companies would be advised by the Fund’s investment adviser (or an affiliate) and the Fund would not pay directly any advisory fee with respect to the assets so invested. Focused Growth Fund, Horizon Growth Fund and Select Equity Fund may initiate investments in one or more such investment companies at any time without shareholder approval.

Management and Organization

Management.  The investment adviser of Select Equity Fund is Eaton Vance Management (“Eaton Vance”) and the investment adviser of the Portfolio, Focused Growth Fund and Horizon Growth Fund is Boston Management and Research (“BMR”), an indirect subsidiary of Eaton Vance Corp. (“EVC”).  Eaton Vance is a wholly-owned subsidiary of EVC.  Eaton Vance and BMR have offices at Two International Place, Boston, MA 02110.  Eaton Vance has been managing assets since 1924 and managing mutual funds since 1931.  Eaton Vance and its affiliates currently manage over $290 billion on behalf of mutual funds, institutional clients and individuals.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Pursuant to investment sub-advisory agreements, Eaton Vance or BMR, as applicable, have delegated the investment management of the Portfolio, Focused Growth Fund, Horizon Growth Fund and Select Equity Fund to Atlanta Capital Management Company, LLC (“Atlanta Capital”), with offices at 1075 Peachtree Street NE, Suite 2100, Atlanta, GA 30309.  Atlanta Capital is a majority-owned affiliate of Eaton Vance Corp.  Eaton Vance or BMR, as applicable, pays Atlanta Capital a portion of the applicable advisory fee for sub-advisory services provided to that Portfolio or Fund.

The day-to-day management of the Portfolio, Focused Growth Fund, Horizon Growth Fund and Select Equity Fund is the responsibility of the Atlanta Capital investment professionals identified herein.  The fees paid to Eaton Vance or BMR and the identities of the portfolio managers are described below:

Focused Growth Fund.  Under its investment advisory agreement with Focused Growth Fund, BMR receives a monthly advisory fee as follows:

Average Daily Net Assets for the Month	Annual Fee Rate (for each level)
Up to $500 million	0.650%
$500 million but less than $1 billion	0.625%
$1 billion but less than $2.5 billion	0.600%
$2.5 billion and over	0.575%

For the fiscal year ended September 30, 2014, the effective annual rate of investment advisory fee paid to BMR, based on average daily net assets of the Fund, was 0.65%.

The Fund is managed by Richard B. England, Joseph B. Hudepohl, Robert R. Walton, Jr., Jeffrey A. Miller and Lance V. Garrison.  Mr. England is a Managing Director and Principal and a member of the Management Committee of Atlanta Capital.  He has served as portfolio manager of the Fund and of Focused Growth Portfolio (the portfolio the Fund previously invested in) since 2008 and has been employed by Atlanta Capital for more than five years.  Messrs. Hudepohl, Walton, Miller and Garrison have served as portfolio managers of the Fund since June 2015.  Mr. Hudepohl is a Managing Director and Principal of Atlanta Capital and joined the firm in June 2015.  Prior to joining Atlanta Capital, Mr. Hudepohl was a Managing Director and portfolio manager with Logan Circle Partners, L.P. a division of Fortress Investment Group LLC (2013-2015) and held various positions at Goldman Sachs Asset Management (1997-2013) including Managing Director, Portfolio Manager and Co-Head of the Large-Cap Growth Team.  Mr. Walton is a Vice President and Principal of Atlanta Capital and has been employed by Atlanta Capital for more than five years.  Mr. Miller is a Vice President and Principal of Atlanta Capital.  Prior to joining Atlanta Capital in 2014, Mr. Miller served as portfolio manager and analyst with Crawford Investment Counsel (2011-2014) and as a global technology analyst with Institutional Capital Corporation (1999-2011).  Mr. Garrison is a Vice President and Principal of Atlanta Capital and has been employed by Atlanta Capital for more than five years.

Horizon Growth Fund.  Under its investment advisory agreement with Horizon Growth Fund, BMR receives a monthly advisory fee as follows:

Average Daily Net Assets for the Month	Annual Fee Rate (for each level)
up to $500 million	0.800%
$500 million but less than $1 billion	0.750%
$1 billion but less than $1.5 billion	0.725%
$1.5 billion but less than $2.5 billion	0.700%
$2.5 billion and over	0.675%

For the fiscal year ended September 30, 2014, the effective annual rate of investment advisory fee paid to BMR, based on average daily net assets of the Fund, was 0.80%.

Richard B. England serves as the portfolio manager of the Fund.  Mr. England has served as a portfolio manager of the Fund since May 2011.  For information on Mr. England, please see above.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Select Equity Fund.  Under its investment advisory and administrative agreement with Select Equity Fund, Eaton Vance receives a monthly fee as follows:

Average Daily Net Assets for the Month	Annual Fee Rate (for each level)
Up to $500 million	0.800%
$500 million but less than $1 billion	0.775%
$1 billion but less than $2.5 billion	0.750%
$2.5 billion but less than $5 billion	0.730%
$5 billion and over	0.715%

For the fiscal year ended September 30, 2014, the effective annual rate of investment advisory fee paid to Eaton Vance, based on average daily net assets of the Fund, was 0.80%.

William O. Bell, IV, W. Matthew Hereford and Charles B.  Reed comprise the management team for the Fund.  Mr. Bell and Mr. Hereford, Vice Presidents and Principals of Atlanta Capital, and Mr. Reed, a Managing Director and Principal of Atlanta Capital, have managed the Fund since its inception in 2012.  All have been employed by Atlanta Capital for more than five years.

SMID-Cap Portfolio.  Under its investment advisory agreement with the Portfolio, BMR receives a monthly advisory fee as follows:

Average Daily Net Assets for the Month	Annual Fee Rate (for each level)*
Up to $500 million	1.0000%
$500 million but less than $1 billion	0.9375%
$1 billion but less than $2.5 billion	0.8750%
$2.5 billion but less than $5 billion	0.8125%
$5 billion but less than $7.5 billion	0.7500%
$7.5 billion and over	0.7300%
*Pursuant to a fee reduction agreement effective May 1, 2014.

Prior to May 1, 2014, BMR received a monthly advisory fee as follows:

Average Daily Net Assets for the Month	Annual Fee Rate (for each level)
Up to $500 million	1.0000%
$500 million but less than $1 billion	0.9375%
$1 billion but less than $2.5 billion	0.8750%
$2.5 billion but less than $5 billion	0.8125%
$5 billion and over	0.7500%

For the fiscal year ended September 30, 2014, the effective annual rate of investment advisory fee paid to BMR, based on average daily net assets of the Portfolio, was 0.85%.

William O. Bell, IV, W. Matthew Hereford and Charles B. Reed comprise the management team for the Portfolio.  Mr. Bell and Mr. Hereford, Vice Presidents and Principals of Atlanta Capital have managed the Portfolio since 2004.  Mr. Reed, a Managing Director and Principal of Atlanta Capital, has managed the Portfolio since operations commenced in 2002.  All have been employed by Atlanta Capital for more than five years.

The Funds’ annual reports covering the fiscal period ended September 30 provide information regarding the basis for the Trustees’ approval of the Portfolio’s, Focused Growth Fund’s and Horizon Growth Fund’s investment advisory agreements, Select Equity Fund’s investment advisory and administrative agreement and the Portfolio’s and Funds’ investment sub-advisory agreements.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

The Statement of Additional Information provides additional information about the portfolio managers, including information about compensation, other accounts managed by each portfolio manager, and the portfolio managers’ ownership of Fund shares with respect to which that manager has management responsibilities.

Eaton Vance serves as the administrator of each Fund, providing each Fund with administrative services and related office facilities.  Eaton Vance does not currently receive a fee for serving as administrator to Focused Growth Fund and SMID-Cap Fund.  Horizon Growth Fund is authorized to pay Eaton Vance an annual fee of 0.15% of average daily net assets for serving as administrator.  For the fiscal year ended September 30, 2014, Horizon Growth Fund paid Eaton Vance administration fees of 0.15% of average daily net assets.

Eaton Vance provides sub-transfer agency and related services to Eaton Vance mutual funds pursuant to a Sub-Transfer Agency Support Services Agreement.  For its services under the agreement, Eaton Vance receives an aggregate fee from such funds equal to the lesser of $2.5 million or its actual expenses incurred in performing such services.

Organization. Each Fund, except Horizon Growth Fund, is a series of Eaton Vance Growth Trust. Horizon Growth Fund is a series of Eaton Vance Mutual Funds Trust. Eaton Vance Growth Trust and Eaton Vance Mutual Funds Trust are Massachusetts business trusts. Each Fund offers multiple classes of shares.  Each Class represents a pro rata interest in a Fund but is subject to different expenses and rights.  The Funds do not hold annual shareholder meetings but may hold special meetings for matters that require shareholder approval (such as electing or removing trustees, approving management or advisory contracts or changing investment policies that may only be changed with shareholder approval).

A Fund investing substantially all of its assets in another investment portfolio with substantially the same investment objective and policies operates in a “master-feeder” structure. This structure enables certain investors, including the Fund, other funds, institutions and other qualified investors to invest their assets in a single investment portfolio, which may result in economies of scale by spreading certain fixed costs over a larger asset base than if the various investors maintained separate investment portfolios. As described in this prospectus, SMID-Cap Fund invests in the Portfolio in a master-feeder structure. Each investor in SMID-Cap Portfolio, including a Fund, pays its proportionate share of the expenses of the Portfolio.

As a Portfolio investor, SMID-Cap Fund may be asked to vote on certain Portfolio matters (such as changes in certain Portfolio investment restrictions).  When necessary, SMID-Cap Fund will hold a meeting of its shareholders to consider Portfolio matters and then vote its interest in the Portfolio in proportion to the votes cast by its shareholders.  Purchase and redemption activities by other Portfolio investors may impact the management of the Portfolio and its ability to achieve its objective.  SMID-Cap Fund can withdraw its Portfolio investment at any time without shareholder approval.

Because the Funds use this combined Prospectus, a Fund could be held liable for a misstatement or omission made about another Fund.

Valuing Shares

Each Fund values its shares once each day only when the New York Stock Exchange (the “Exchange”) is open for trading (typically Monday through Friday), as of the close of regular trading on the Exchange (normally 4:00 p.m. eastern time). The purchase price of Fund shares is their net asset value (plus any applicable sales charge), which is derived from the value of Fund holdings, including the Fund’s interest in any Portfolio (as applicable). When purchasing or redeeming Fund shares through a financial intermediary, your financial intermediary must receive your order by the close of regular trading on the Exchange in order for the purchase price or the redemption price to be based on that day’s net asset value per share. It is the financial intermediary’s responsibility to transmit orders promptly. Each Fund may accept purchase and redemption orders as of the time of their receipt by certain financial intermediaries (or their designated intermediaries).

The Trustees have adopted procedures for valuing investments and have delegated to the investment adviser the daily valuation of such investments. The investment advisers have delegated daily valuation of the Portfolio and the Funds to the sub-adviser.  Pursuant to the procedures, exchange-listed securities normally are valued at closing sale prices.  In certain situations, the investment adviser or sub-adviser may use the fair value of a security if market prices are unavailable or deemed unreliable, or if events occur after the close of a securities market (usually a foreign market) and before portfolio assets are valued which would materially affect net asset value.  In addition, for foreign equity securities and futures contracts on foreign indices that meet certain criteria, the Trustees have approved the use of a fair value service that values such securities to reflect market trading that occurs after the close of the applicable foreign markets of comparable securities or other instruments that have a strong correlation to the fair-valued securities.  A security that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures.  Because foreign securities trade on days when Fund shares are not priced, the value of securities held by a Fund can change on days when Fund shares cannot be redeemed.  The investment adviser and sub-adviser expect to fair value domestic securities in limited circumstances, such as when the securities are subject to restrictions on resale.  Eaton Vance has established a Valuation Committee that oversees the valuation of investments.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Purchasing Shares

You may purchase shares through your financial intermediary or by mailing an account application form to the transfer agent (see back cover for address).  Purchase orders will be executed at the net asset value (plus any applicable sales charge) next determined after their receipt in proper form (meaning that they are complete and contain all necessary information) by a Fund’s transfer agent.  A Fund’s transfer agent or your financial intermediary must receive your purchase in proper form no later than the close of regular trading on the Exchange (normally 4:00 p.m. eastern time) for your purchase to be effected at that day’s net asset value.  If you purchase shares through a financial intermediary, that intermediary may charge you a fee for executing the purchase for you.

Each Fund may suspend the sale of its shares at any time and any purchase order may be refused for any reason.  The funds sponsored by the Eaton Vance organization (the “Eaton Vance funds”) do not accept investments from residents of the European Union or Switzerland.  The funds also do not accept investments from other non-U.S. residents, provided that a fund may accept investments from certain non-U.S. investors at the discretion of the principal underwriter.  The Funds do not issue share certificates.

As used throughout this Prospectus, the term “employer sponsored retirement plan” includes the following: an employer sponsored pension or profit sharing plan that qualifies under section 401(a) of the Internal Revenue Code (such as a 401(k) plan, money purchase pension, profit sharing and defined benefit plan); ERISA covered 403(b) plan; Taft–Hartley multi-employer plan; and non-qualified deferred compensation arrangements that operate in a similar manner to a qualified retirement plan (including 457 plans and executive deferred compensation arrangements). Individual Retirement Accounts are not employer sponsored retirement plans for purposes of this definition.

Class A, Class B, Class C and Class R Shares

Your initial investment must be at least $1,000. Class B shares are only available for purchase upon exchange from another Eaton Vance fund or through reinvestment of distributions.  After your initial investment, additional investments may be made in any amount at any time by sending a check payable to the order of the Fund or the transfer agent directly to the transfer agent (see back cover for address).  Please include your name and account number and the name of the Fund and Class of shares with each investment.  You also may make additional investments by accessing your account via the Eaton Vance website at www.eatonvance.com.  Purchases made through the Internet from a pre-designated bank account will have a trade date that is the first business day after the purchase is requested (provided the request is submitted no later than the close of regular trading on the Exchange).  For more information about purchasing shares through the Internet, please call 1-800-262-1122 Monday through Friday, 8:30 a.m. to 5:30 p.m. (eastern time).

You may make automatic investments of $50 or more each month or each quarter from your bank account.  You can establish bank automated investing on the account application or by providing written instructions.  Please call 1-800-262-1122 Monday through Friday, 8:30 a.m. to 5:30 p.m. (eastern time) for further information.  The minimum initial investment amount and Fund policy of redeeming accounts with low account balances are waived for bank automated investing accounts, certain group purchase plans (including employer sponsored retirement plans and proprietary fee-based programs sponsored by financial intermediaries) and for persons affiliated with Eaton Vance, its affiliates and certain Fund service providers (as described in the Statement of Additional Information).

Class I Shares

Class I shares are offered to clients of financial intermediaries who (i) charge such clients an ongoing fee for advisory, investment, consulting or similar services, or (ii) have entered into an agreement with the principal underwriter to offer Class I shares through a no-load network or platform.  Such clients may include individuals, corporations, endowments, foundations and employer sponsored retirement plans.  Class I shares also are offered to investment and institutional clients of Eaton Vance and its affiliates and certain persons affiliated with Eaton Vance and certain Fund service providers.  Your initial investment must be at least $250,000.  Subsequent investments of any amount may be made at any time, including through automatic investment each month or quarter from your bank account.  You may make automatic investments of $50 or more each month or each quarter from your bank account.  You can establish bank automated investing on the account application or by providing written instructions.  Please call 1-800-262-1122  Monday through Friday, 8:30 a.m. to 5:30 p.m. (eastern time) for further information.

The minimum initial investment is waived for persons affiliated with Eaton Vance, its affiliates and certain Fund service providers (as described in the Statement of Additional Information). The minimum initial investment also is waived for: (i) permitted exchanges; (ii) employer sponsored retirement plans; (iii) corporations, endowments and foundations with assets of at least $100 million; and (iv) individual accounts of a financial intermediary that charges an ongoing fee for its services or offers Class I shares through a no-load network or platform (in each case, as described above), provided the aggregate value of such accounts invested in Class I shares is at least $250,000 (or is anticipated by the principal underwriter to reach $250,000).

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Class I shares may be purchased through a financial intermediary or by requesting your bank to transmit immediately available funds (Federal Funds) by wire.  To make an initial investment by wire, you must complete an account application and telephone Eaton Vance Shareholder Services at 1-800-262-1122  to be assigned an account number.  You may request an account application by calling 1-800-262-1122  Monday through Friday, 8:30 a.m. to 5:30 p.m. (eastern time).  Shareholder Services must be advised by telephone of each additional investment by wire.

Class R6 Shares

Class R6 shares are offered to employer sponsored retirement plans held in plan level or omnibus accounts; endowments; foundations; local, city, and state governmental institutions; corporations; charitable trusts; trust companies; bank trust departments; and insurance companies; clients of Eaton Vance Investment Counsel; and investment companies. In order to offer Class R6 shares to investors other than employer sponsored retirement plans, a financial intermediary must enter into a written agreement with the Fund’s principal underwriter to offer such shares.

There is no initial investment minimum for employer sponsored retirement plans and investment companies sponsored by the Eaton Vance organization. For all other eligible investors, the initial investment must be at least $1,000,000. Subsequent investments of any amount may be made at any time. Please call 1-800-262-1122 Monday through Friday, 8:30 a.m. to 5:30 p.m. (eastern time) for further information.

Class R6 shares may be purchased through a financial intermediary or by requesting your bank to transmit immediately available funds (Federal Funds) by wire. To make an initial investment by wire, you must complete an account application and telephone Eaton Vance Shareholder Services at 1-800-262-1122 to be assigned an account number. You may request an account application by calling 1-800-262-1122 Monday through Friday, 8:30 a.m. to 5:30 p.m. (eastern time). Shareholder Services must be advised by telephone of each additional investment by wire.

Restrictions on Excessive Trading and Market Timing.  The Funds are not intended for excessive trading or market timing.  Market timers seek to profit by rapidly switching money into a fund when they expect the share price of the fund to rise and taking money out of the fund when they expect those prices to fall.  By realizing profits through short-term trading, shareholders that engage in rapid purchases and sales (including exchanges, if permitted) of a fund’s shares may dilute the value of shares held by long-term shareholders. Volatility resulting from excessive purchases and sales of fund shares, especially involving large dollar amounts, may disrupt efficient portfolio management.  In particular, excessive purchases and sales of a fund’s shares may cause a fund to have difficulty implementing its investment strategies, may force the fund to sell portfolio securities at inopportune times to raise cash or may cause increased expenses (such as increased brokerage costs, realization of taxable capital gains without attaining any investment advantage or increased administrative costs).

A fund that invests all or a portion of its assets in foreign securities may be susceptible to a time zone arbitrage strategy in which shareholders attempt to take advantage of fund share prices that may not reflect developments in a foreign securities market that occur after the close of such market but prior to the pricing of fund shares.  In addition, a fund that invests in securities that are, among other things, thinly traded, traded infrequently or relatively illiquid (including restricted securities and securities of certain small- and mid-cap companies) is susceptible to the risk that the current market price for such securities may not accurately reflect current market values.  A shareholder may seek to engage in short-term trading to take advantage of these pricing differences (commonly referred to as “price arbitrage”).   The investment adviser and sub-adviser are authorized to use the fair value of a security if prices are unavailable or are deemed unreliable (see “Valuing Shares”).  The use of fair value pricing and the restrictions on excessive trading and market timing described below are intended to reduce a shareholder’s ability to engage in price or time zone arbitrage to the detriment of the Funds.

The Boards of the Eaton Vance funds have adopted policies to discourage short-term trading and market timing and to seek to minimize their potentially detrimental effects. Pursuant to these policies, an Eaton Vance fund shareholder who, through one or more accounts, completes two round-trips within 90 days generally will be deemed to be market timing or trading excessively in fund shares.  “Two round-trips within 90 days” means either (1) a purchase of fund shares followed by a redemption of fund shares followed by a purchase followed by a redemption or (2) a redemption of fund shares followed by a purchase of fund shares followed by a redemption followed by a purchase, in either case with the final transaction in the sequence occurring within 90 days of the initial transaction in the sequence.  Purchases and redemptions subject to the limitation include those made by exchanging to or from another fund. Under the policies, each Fund or its sub-transfer agent or principal underwriter will reject or cancel a purchase order, suspend or terminate an exchange privilege or terminate the ability of an investor to invest in the Eaton Vance funds if the Fund or the principal underwriter determines that a proposed transaction involves market timing or excessive trading that it believes is likely to be detrimental to the Fund.  Each Fund and its principal underwriter use reasonable efforts to detect market timing and excessive trading activity, but they cannot ensure that they will be able to identify all cases of market timing and excessive trading.  Each Fund or its principal underwriter may also reject or cancel any purchase order (including an exchange) from an investor or group of investors for any other reason.  Decisions to reject or cancel purchase orders (including exchanges) in a Fund are inherently subjective and will be made in a manner believed to be in the best interest of a Fund’s shareholders.  No Eaton Vance fund has any arrangement to permit market timing.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

The following fund share transactions (to the extent permitted by a fund’s prospectus) generally are exempt from the market timing and excessive trading policy described above because they generally do not raise market timing or excessive trading concerns:

•

transactions made pursuant to a systematic purchase plan or as the result of automatic reinvestment of dividends or distributions, or initiated by a Fund (e.g., for failure to meet applicable account minimums);

•

transactions made by participants in employer sponsored retirement plans involving participant payroll or employer contributions or loan repayments, redemptions as part of plan terminations or at the direction of the plan, mandatory retirement distributions, or rollovers;

•

transactions made by model-based discretionary advisory accounts; or

•

transactions made by an Eaton Vance fund that is structured as a “fund-of-funds,” provided the transactions are in response to fund inflows and outflows or are part of a reallocation of fund assets in accordance with its investment policies.

It may be difficult for a Fund or the principal underwriter to identify market timing or excessive trading in omnibus accounts traded through financial intermediaries.  The Funds and the principal underwriter have provided guidance to financial intermediaries (such as banks, broker-dealers, insurance companies and retirement administrators) concerning the application of the Eaton Vance funds’ market timing and excessive trading policies to Fund shares held in omnibus accounts maintained and administered by such intermediaries, including guidance concerning situations where market timing or excessive trading is considered to be detrimental to a Fund.  Each Fund or its principal underwriter may rely on a financial intermediary’s policy to restrict market timing and excessive trading if it believes that policy is likely to prevent market timing that is likely to be detrimental to the Fund.  Such policy may be more or less restrictive than a Fund’s policy.  Although each Fund or the principal underwriter reviews trading activity at the omnibus account level for activity that indicates potential market timing or excessive trading activity, the Funds and the principal underwriter typically will not request or receive individual account data unless suspicious trading activity is identified.  Each Fund and the principal underwriter generally rely on financial intermediaries to monitor trading activity in omnibus accounts in good faith in accordance with their own or Fund policies.  Each Fund and the principal underwriter cannot ensure that these financial intermediaries will in all cases apply the policies of the Fund or their own policies, as the case may be, to accounts under their control.

Choosing a Share Class. Each Fund offers different classes of shares.  The different classes of shares represent investments in the same portfolio of securities, but the classes are subject to different expenses and will likely have different share prices due to differences in class expenses.  A share class also may be subject to a sales charge.  In choosing the class of shares that suits your investment needs, you should consider:

•

how long you expect to own your shares;

•

how much you intend to invest; and

•

the total operating expenses associated with owning each class.

Each investor’s considerations are different.  You should speak with your financial intermediary to help you decide which class of shares is best for you.  Set forth below is a brief description of each class of shares offered by the Funds.

Class A shares are offered at net asset value plus a front-end sales charge of up to 5.75%.  This charge is deducted from the amount you invest.  The Class A sales charge is reduced for purchases of $50,000 or more.  The sales charge applicable to your purchase may be reduced under the right of accumulation or a statement of intention, which are described in “Reducing or Eliminating Class A Sales Charges” under “Sales Charges” below.  Some investors may be eligible to purchase Class A shares at net asset value under certain circumstances, which are also described below.  Class A shares pay distribution and service fees equal to 0.25% annually of average daily net assets.

Class B shares are offered at net asset value with no front-end sales charge, but are only available for purchase upon exchange from another Eaton Vance fund or through reinvestment of distributions.  If you sell your Class B shares within six years of purchase, you generally will be subject to a contingent deferred sales charge or “CDSC.”  The amount of the CDSC applicable to a redemption of Class B shares decreases over six years, as described in the CDSC schedule in “Contingent Deferred Sales Charge” under “Sales Charges” below.  The CDSC is deducted from your redemption proceeds.  Under certain circumstances, the Class B CDSC may be waived (such as in the case of the death of the shareholder).  See “CDSC Waivers” under “Sales Charges” below.  Class B shares pay distribution and service fees equal to 1.00% annually of average daily net assets. Class B shares automatically convert to Class A shares eight years after purchase.

Class C shares are offered at net asset value with no front-end sales charge.  If you sell your Class C shares within one year of purchase, you generally will be subject to a CDSC.  The CDSC is deducted from your redemption proceeds.  Under certain circumstances, the CDSC for Class C may be waived (such as certain redemptions from employer sponsored retirement plans).  See “CDSC Waivers” under “Sales Charges” below.  Class C shares pay distribution and service fees equal to 1.00%

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015 annually of average daily net assets.  Orders for Class C shares of one or more Eaton Vance funds will be refused when the total value of the purchase (including the aggregate market value of all Eaton Vance fund shares held within the purchasing shareholder’s account(s)) is $1 million or more.  Investors considering cumulative purchases of $1 million or more should consider whether another Class of shares would be more appropriate and consult their financial intermediary.

Class I shares are offered to clients of financial intermediaries who (i) charge such clients an ongoing fee for advisory, investment, consulting or similar services, or (ii) have entered into an agreement with the principal underwriter to offer Class I shares through a no-load network or platform.  Such clients may include individuals, corporations, endowments, foundations and employer sponsored retirement plans.  Class I shares are also offered to investment and institutional clients of Eaton Vance and its affiliates and certain persons affiliated with Eaton Vance and certain Fund service providers. Class I shares do not pay distribution or service fees.

Class R shares are offered at net asset value with no front-end sales charge to employer sponsored retirement plans and Individual Retirement Account rollover clients of financial intermediaries who charge such clients an ongoing fee for advisory, investment, consulting or similar services.  Class R shares pay distribution and service fees equal to 0.50% annually of average daily net assets.

Class R6 shares are offered at net asset value to employer sponsored retirement plans and certain other investors as described under “Class R6 Shares” above. Class R6 shares are not subject to distribution fees, service fees or sub-accounting/recordkeeping or similar fees paid to financial intermediaries.

Payments to Financial Intermediaries. In addition to payments disclosed under “Sales Charges” below, the principal underwriter, out of its own resources, may make cash payments to certain financial intermediaries who provide marketing support, transaction processing and/or administrative services and, in some cases, include some or all Eaton Vance funds in preferred or specialized selling programs.  Payments made by the principal underwriter to a financial intermediary may be significant and are typically in the form of fees based on Fund sales, assets, transactions processed and/or accounts attributable to that financial intermediary.  Financial intermediaries also may receive amounts from the principal underwriter in connection with educational or due diligence meetings that include information concerning Eaton Vance funds.  The principal underwriter may pay or allow other promotional incentives or payments to financial intermediaries to the extent permitted by applicable laws and regulations.

Certain financial intermediaries that maintain fund accounts for the benefit of their customers provide sub-accounting, recordkeeping and/or administrative services to the Eaton Vance funds and are compensated for such services by the funds, provided that no such compensation is paid with respect to Class R6 shares.  As used in this Prospectus, the term “financial intermediary” includes any broker, dealer, bank (including bank trust departments), registered investment adviser, financial planner, a retirement plan and/or its administrator, their designated intermediaries and any other firm having a selling, administration or similar agreement with the principal underwriter or its affiliates.

Sales Charges

Class A Front-End Sales Charge.  Class A shares are offered at net asset value per share plus a sales charge that is determined by the amount of your investment.  The current sales charge schedule is:

Amount of Purchase	Sales Charge* as Percentage of Offering Price	Sales Charge* as Percentage of Net Amount Invested	Dealer Commission as a Percentage of Offering Price
Less than $50,000	5.75%	6.10%	5.00%
$50,000 but less than $100,000	4.75%	4.99%	4.00%
$100,000 but less than $250,000	3.75%	3.90%	3.00%
$250,000 but less than $500,000	3.00%	3.09%	2.50%
$500,000 but less than $1,000,000	2.00%	2.04%	1.75%
$1,000,000 but less than $3,000,000	0.00**	0.00**	TIERED**
$3,000,000 or more	0.00**	0.00**	TIERED**

*

Because the offering price per share is rounded to two decimal places, the actual sales charge you pay on a purchase of Class A shares may be more or less than your total purchase amount multiplied by the applicable sales charge percentage.

**

No sales charge is payable at the time of purchase on investments of $1 million or more.  The principal underwriter will pay a commission to financial intermediaries on sales of $1 million or more as follows: 1.00% on amounts of $1 million or more but less than $3 million; plus 0.75% on amounts of $3 million or more.  A CDSC of 1.00% will be imposed on such investments (as described below) in the event of redemptions within 18 months of purchase.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

The principal underwriter may also pay commissions of up to 1.00% on sales of Class A shares made at net asset value to certain employer sponsored retirement plans.

Reducing or Eliminating Class A Sales Charges.  Front-end sales charges on purchases of Class A shares may be reduced under the right of accumulation or under a statement of intention.  To receive a reduced sales charge, you must inform your financial intermediary or a Fund at the time you purchase shares that you qualify for such a reduction.  If you do not let your financial intermediary or the Fund know you are eligible for a reduced sales charge at the time of purchase, you will not receive the discount to which you may otherwise be entitled.

Right of Accumulation.  Under the right of accumulation, the sales charge you pay is reduced if the current market value of your holdings in a Fund or any other Eaton Vance fund (based on the current maximum public offering price) plus your new purchase total $50,000 or more.  Class A shares of Eaton Vance U.S. Government Money Market Fund cannot be included under the right of accumulation.  Shares owned by you, your spouse and children under age twenty-one may be combined for purposes of the right of accumulation, including shares held for the benefit of any of you in omnibus or “street name” accounts.  In addition, shares held in a trust or fiduciary account of which any of the foregoing persons is the sole beneficiary (including employer sponsored retirement plans and Individual Retirement Accounts) may be combined for purposes of the right of accumulation.  Shares purchased and/or owned in a SEP, SARSEP and SIMPLE IRA plan also may be combined for purposes of the right of accumulation for the plan and its participants.  You may be required to provide documentation to establish your ownership of shares included under the right of accumulation (such as account statements for you, your spouse and children or marriage certificates, birth certificates and/or trust or other fiduciary-related documents).

Statement of Intention.  Under a statement of intention, purchases of $50,000 or more made over a 13-month period are eligible for reduced sales charges.  Shares eligible under the right of accumulation (other than those included in employer sponsored retirement plans) may be included to satisfy the amount to be purchased under a statement of intention.  Under a statement of intention, the principal underwriter may hold 5% of the dollar amount to be purchased in escrow in the form of shares registered in your name until you satisfy the statement or the 13-month period expires.  A statement of intention does not obligate you to purchase (or a Fund to sell) the full amount indicated in the statement.

Class A shares are offered at net asset value (without a sales charge) to employer sponsored retirement plans, and to clients of financial intermediaries who (i) charge an ongoing fee for advisory, investment, consulting or similar services, or (ii) have entered into an agreement with the principal underwriter to offer Class A shares through a no-load network or platform, or self-directed brokerage accounts that may or may not charge transaction fees to customers.   Such clients may include individuals, corporations, endowments, foundations and employer sponsored retirement plans.  Class A shares also are offered at net asset value to investment and institutional clients of Eaton Vance and its affiliates; certain persons affiliated with Eaton Vance; and to certain fund service providers as described in the Statement of Additional Information.  Class A shares may also be purchased at net asset value pursuant to the reinvestment privilege and exchange privilege and when distributions are reinvested.  See “Shareholder Account Features” for details.

Contingent Deferred Sales Charge.  Class A, Class B and Class C shares are subject to a CDSC on certain redemptions.  The CDSC generally is paid to the principal underwriter.  Class A shares purchased at net asset value in amounts of $1 million or more are subject to a 1.00% CDSC if redeemed within 18 months of purchase.  Class C shares are subject to a 1.00% CDSC if redeemed within one year of purchase. Class B shares are subject to the following CDSC schedule:

Year of Redemption After Purchase	CDSC

CDSCs are based on the lower of the net asset value at the time of purchase or at the time of redemption.  Shares acquired through the reinvestment of distributions are exempt from the CDSC.  Redemptions are made first from shares that are not subject to a CDSC.

First or Second	5%
Third	4%
Fourth	3%
Fifth	2%
Sixth	1%
Seventh or following	0%

The sales commission payable to financial intermediaries in connection with sales of Class B and Class C shares is described under “Distribution and Service Fees” below.

CDSC Waivers. CDSCs are waived for certain redemptions pursuant to a Withdrawal Plan (see “Shareholder Account Features”) and, for Class B and Class C shares, in connection with certain redemptions from employer sponsored retirement plans.  The CDSC is also waived following the death of a beneficial owner of shares (a death certificate and other applicable documents may be required).

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Conversion Feature.  After eight years, Class B shares automatically convert to Class A shares.  Class B shares acquired through the reinvestment of distributions convert in proportion to shares not so acquired.

Distribution and Service Fees.  Class A, Class B, Class C and Class R shares have in effect plans under Rule 12b-1 that allow each Fund to pay distribution fees for the sale and distribution of shares and service fees for personal and/or shareholder account services (so-called “12b-1 fees”).  Class B and Class C shares pay distribution fees to the principal underwriter of 0.75% of average daily net assets annually.  Class R shares pay distribution fees to the principal underwriter of 0.25% annually of average daily net assets.  Although there is no present intention to do so, Class R shares could pay distribution fees of up to 0.50% annually upon Trustee approval.  Because these fees are paid from Fund assets on an ongoing basis, they will increase your cost over time and may cost you more than paying other types of sales charges.  The principal underwriter compensates financial intermediaries on sales of Class B and Class C shares (except exchange transactions and reinvestments) in an amount equal to 4% and 1%, respectively, of the purchase price of the shares.  After the first year, financial intermediaries also receive 0.75% of the value of Class C shares in annual distribution fees.  Class B, Class C and Class R shares also pay service fees to the principal underwriter equal to 0.25% of average daily net assets annually.  Class A shares pay distribution and service fees equal to 0.25% of average daily net assets annually.  After the sale of shares, the principal underwriter receives the Class A distribution and service fees and the Class B and Class C service fees for one year and thereafter financial intermediaries generally receive 0.25% annually of average daily net assets based on the value of shares sold by such financial intermediaries for shareholder servicing performed by such intermediaries.  After the sale of Class R shares, the principal underwriter generally pays distribution and service fees to financial intermediaries based on the value of shares sold by such intermediaries.  Distribution and service fees are subject to the limitations contained in the sales charge rule of the Financial Industry Regulatory Authority.

More information about sales charges is available free of charge on the Eaton Vance website at www.eatonvance.com and in the Statement of Additional Information.  Please consult the Eaton Vance website for any updates to sales charge information before making a purchase of Fund shares.

Redeeming Shares

You can redeem shares in any of the following ways:

By Mail

Send your request to the transfer agent (see back cover for address). The request must be signed exactly as your account is registered (for instance, a joint account must be signed by all registered owners to be accepted) and a Medallion signature guarantee may be required.  Circumstances that may require a Medallion signature guarantee include, but are not limited to, requests to distribute redemption proceeds to a party other than the registered account owner(s); requests to mail redemption proceeds to an address other than the address of record; requests to distribute proceeds to a bank account not on file; or transaction requests from an account beneficiary when an account owner is deceased.  You can obtain a Medallion signature guarantee at banks, savings and loan institutions, credit unions, securities dealers, securities exchanges, clearing agencies and registered securities associations that participate in The Securities Transfer Agents Medallion Program, Inc. (STAMP, Inc.).  Only Medallion signature guarantees issued in accordance with STAMP, Inc. will be accepted.  You may be asked to provide additional documents if your shares are registered in the name of a corporation, partnership or fiduciary.

By Telephone

Certain shareholders can redeem by calling 1-800-262-1122 Monday through Friday, 8:30 a.m. to 5:30 p.m. (eastern time). Proceeds of a telephone redemption are generally limited to $100,000 per account (which may include shares of one or more Eaton Vance funds) and can be sent only to the account address or to a bank pursuant to prior instructions.

By Internet

Certain shareholders can redeem by logging on to the Eaton Vance website at www.eatonvance.com. Proceeds of internet redemptions are generally limited to $100,000 per account (which may include shares of one or more Eaton Vance funds) and can be sent only to the account address or to a bank pursuant to prior instructions.

For Additional Information	Please call 1-800-262-1122 Monday through Friday, 8:30 a.m. to 5:30 p.m. (eastern time).

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Through a Financial Intermediary	Your financial intermediary is responsible for transmitting the order promptly. A financial intermediary may charge a fee for this service.

The Funds' transfer agent or your financial intermediary must receive your redemption in proper form (meaning that it is complete and contains all necessary information) no later than the close of regular trading on the Exchange (normally 4:00 p.m. eastern time) for your redemption to be effected at that day’s net asset value.  Your redemption proceeds normally will be paid in cash within seven days, reduced by the amount of any applicable CDSC and any federal income and state tax required to be withheld.  Payments will be sent by regular mail.  However, if you have given complete written authorization in advance, you may request that the redemption proceeds be wired directly to your bank account.  The bank designated may be any bank in the United States.  The request may be made by calling 1-800-262-1122 or by sending a Medallion signature guaranteed letter of instruction to the transfer agent (see back cover for address).  Certain redemption requests including those involving shares held by certain corporations, trusts or certain other entities and shares that are subject to certain fiduciary arrangements may require additional documentation and may be redeemed only by mail.  You may be required to pay the costs of such transaction by a Fund or your bank.  No costs are currently charged by a Fund.  However, charges may apply for expedited mail delivery services.  Each Fund may suspend or terminate the expedited payment procedure upon at least 30 days’ notice.

If you recently purchased shares, the proceeds of a redemption will not be sent until the purchase check (including a certified or cashier’s check) has cleared. If the purchase check has not cleared, redemption proceeds may be delayed up to 15 days from the purchase date.  If your account value falls below $750 (other than due to market decline), you may be asked either to add to your account or redeem it within 60 days.  If you take no action, your account will be redeemed and the proceeds sent to you.

While redemption proceeds are normally paid in cash, redemptions may be paid by distributing marketable securities.  If you receive securities, you could incur brokerage or other charges in converting the securities to cash.

Shareholder Account Features

Distributions.  You may have your Fund distributions paid in one of the following ways:

• Full Reinvest Option	Distributions are reinvested in additional shares. This option will be assigned if you do not specify an option.
• Partial Reinvest Option	Dividends are paid in cash* and capital gains are reinvested in additional shares.
• Cash Option	Distributions are paid in cash.*
• Exchange Option

Distributions are reinvested in additional shares of any class of another Eaton Vance fund chosen by you, subject to the terms of that fund’s prospectus.  Before selecting this option, you must obtain a prospectus of the other fund and consider its objectives, risks, and charges and expenses carefully.

*

If any distribution check remains uncashed for six months, the amount represented by the check will be invested in Fund shares at the then-current net asset value of the Fund and all future distributions will be reinvested.

Information about the Funds.  From time to time, you may receive the following:

•

Semiannual and annual reports containing a list of portfolio holdings as of the end of the second and fourth fiscal quarters, respectively, performance information and financial statements.

•

Periodic account statements, showing recent activity and total share balance.

•

Tax information needed to prepare your income tax returns.

•

Proxy materials, in the event a shareholder vote is required.

•

Special notices about significant events affecting your Fund.

Most fund information (including semiannual and annual reports, prospectuses and proxy statements) as well as your periodic account statements can be delivered electronically.  For more information please go to www.eatonvance.com/edelivery.

The Eaton Vance funds have established policies and procedures with respect to the disclosure of portfolio holdings and other information concerning Fund characteristics.  A description of these policies and procedures is provided below and additionally in the Statement of Additional Information.  Such policies and procedures regarding disclosure of portfolio holdings are designed to prevent the misuse of material, non-public information about the funds.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Each Fund will file with the Securities and Exchange Commission (“SEC”) a list of its portfolio holdings as of the end of the first and third fiscal quarters on Form N-Q.  Each Fund’s annual and semiannual reports (as filed on Form N-CSR) and each Form N-Q may be viewed on the SEC’s website (www.sec.gov).  The most recent fiscal quarter-end holdings may also be viewed on the Eaton Vance website (www.eatonvance.com).  Portfolio holdings information that is filed with the SEC is posted on the Eaton Vance website approximately 60 days after the end of the quarter to which it relates. Portfolio holdings information as of each month end is posted to the website approximately one month after such month end (calendar quarter-end holdings are posted approximately two months after such quarter end for SMID-Cap Fund and the Portfolio).   Each Fund also posts information about certain portfolio characteristics (such as top ten holdings and asset allocation) at least quarterly on the Eaton Vance website approximately ten business days after the period and each Fund may also post performance attribution as of a month end or more frequently if deemed appropriate.

Withdrawal Plan.  You may redeem shares on a regular periodic basis by establishing a systematic withdrawal plan.  Withdrawals will not be subject to any applicable CDSC if they are, in the aggregate, less than or equal to 12% annually of the greater of either the initial account balance or the current account balance.  Because purchases of Class A shares are generally subject to an initial sales charge, Class A shareholders should not make withdrawals from their accounts while also making purchases.

Exchange Privilege.  You may exchange your Fund shares for shares of the same Class of another Eaton Vance fund.  For purposes of exchanges among Eaton Vance funds, Class A and Class I shares are deemed to be the same as Investor Class and Institutional Class shares, respectively, of other Eaton Vance funds. Exchanges are made at net asset value.  If your shares are subject to a CDSC, the CDSC will continue to apply to your new shares at the same CDSC rate.  For purposes of the CDSC, your shares will continue to age from the date of your original purchase of Fund shares. Any class of shares of a fund may be exchanged for any other class of shares of that fund, provided that the shares being exchanged are no longer subject to a CDSC and the conditions for investing in the other class of shares described in the applicable prospectus are satisfied.

Before exchanging, you should read the prospectus of the new fund carefully.  Exchanges are subject to the terms applicable to purchases of the new fund’s shares as set forth in its prospectus.  If you wish to exchange shares, write to the transfer agent (see back cover for address), log on to your account at www.eatonvance.com or call 1-800-262-1122.  Periodic automatic exchanges are also available.  The exchange privilege may be changed or discontinued at any time.  You will receive at least 60 days’ notice of any material change to the privilege.  This privilege may not be used for “market timing” and may be terminated for market timing accounts or for any other reason.  For additional information, see “Restrictions on Excessive Trading and Market Timing” under “Purchasing Shares.” Ordinarily exchanges between different funds are taxable transactions for federal tax purposes, while permitted exchanges of one class for shares of another class of the same fund are not. Shareholders should consult their tax advisors regarding the applicability of federal, state, local and other taxes to transactions in Fund shares.

Reinvestment Privilege.  If you redeem shares, you may reinvest at net asset value all or any portion of the redemption proceeds in the same class of shares of the Fund you redeemed from, provided that the reinvestment occurs within 60 days of the redemption, and the privilege has not been used more than once in the prior 12 months. Under these circumstances your account will be credited with any CDSC paid in connection with the redemption. Any CDSC period applicable to the shares you acquire upon reinvestment will run from the date of your original share purchase.  Reinvestment requests must be in writing.  At the time of a reinvestment, you or your financial intermediary must notify the Fund or the transfer agent that you are reinvesting redemption proceeds in accordance with this privilege.  If you reinvest, your purchase will be at the next determined net asset value following receipt of your request.

Telephone and Electronic Transactions.  You can redeem or (if permitted) exchange shares by telephone as described in this Prospectus.  In addition, certain transactions may be conducted through the Eaton Vance website.  The transfer agent and the principal underwriter have procedures in place to authenticate telephone and electronic instructions (such as using security codes or verifying personal account information).  As long as the transfer agent and principal underwriter follow reasonable procedures, they will not be responsible for unauthorized telephone or electronic transactions and you bear the risk of possible loss resulting from these transactions.  You may decline the telephone redemption option on the account application.  Telephone instructions are recorded.

“Street Name” Accounts.  If your shares are held in a “street name” account at a financial intermediary, that intermediary (and not the Fund or its transfer agent) will perform all recordkeeping, transaction processing and distribution payments.  Because the Fund does not maintain an account for you, you should contact your financial intermediary to make transactions in shares, make changes in your account, or obtain account information.  You will not be able to utilize a number of shareholder features, such as telephone or internet transactions, directly with a Fund and certain features may be subject to different requirements.  If you transfer shares in a “street name” account to an account with another financial intermediary or to an account directly with a Fund, you should obtain historical information about your shares prior to the transfer.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Procedures for Opening New Accounts.  To help the government fight the funding of terrorism and money laundering activities, federal law requires financial institutions to obtain, verify and record information that identifies each new customer who opens a Fund account and to determine whether such person’s name appears on government lists of known or suspected terrorists or terrorist organizations.  When you open an account, the transfer agent or your financial intermediary will ask you for your name, address, date of birth (for individuals), residential or business street address (although post office boxes are still permitted for mailing) and social security number, taxpayer identification number, or other government-issued identifying number.  You also may be asked to produce a copy of your driver’s license, passport or other identifying documents in order to verify your identity.  In addition, it may be necessary to verify your identity by cross-referencing your identification information with a consumer report or other electronic databases.  Other information or documents may be required to open accounts for corporations and other entities.  Federal law prohibits a Fund and other financial institutions from opening a new account unless they receive the minimum identifying information described above.  If a person fails to provide the information requested, any application by that person to open a new account will be rejected.  Moreover, if the transfer agent or the financial intermediary is unable to verify the identity of a person based on information provided by that person, it may take additional steps including, but not limited to, requesting additional information or documents from the person, closing the person’s account or reporting the matter to the appropriate federal authorities.  If your account is closed for this reason, your shares may be automatically redeemed at the net asset value next determined.  If a Fund’s net asset value has decreased since your purchase, you will lose money as a result of this redemption.  Each Fund has also designated an anti-money laundering compliance officer.

Account Questions.  If you have any questions about your account or the services available, please call Eaton Vance Shareholder Services at 1-800-262-1122 Monday through Friday, 8:30 a.m. to 5:30 p.m. (eastern time), or write to the transfer agent (see back cover for address).

Additional Tax Information

Each Fund expects to pay any required distributions annually, and intends to distribute any net realized capital gains annually.  Distributions may not be paid if Fund (and Class) expenses exceed Fund income for the period. Different Classes of each Fund will generally distribute different amounts.

A portion of any distribution of a Fund’s investment income and any distribution by a Fund of net realized short-term capital gains generally will be taxed as ordinary income. Distributions of any net long-term capital gains (net gains from investments held for more than one year) will be taxed as long-term capital gains. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than how long a shareholder has owned his or her shares in the Fund. Distributions of investment income reported by a Fund as derived from “qualified dividend income” (as further described in the Statement of Additional Information) will be taxable to shareholders at the rates applicable to long-term capital gain provided holding period and other requirements are met at both the shareholder and Fund level. A portion of a Fund’s income distributions may be eligible for the dividends-received deduction for corporations. The Fund’s distributions will be taxable as described above whether they are paid in cash or reinvested in additional shares.

The unearned income of certain U.S. individuals, estates and trusts is subject to a 3.8% Medicare contribution tax.  For individuals, the tax is on the lesser of the “net investment income” and the excess of modified adjusted gross income over $200,000 (or $250,000 if married filing jointly).  Net investment income includes, among other things, interest, dividends, and gross income and capital gains derived from passive activities and trading in securities or commodities.  Net investment income is reduced by deductions “properly allocable” to this income.

Investors who purchase shares at a time when a Fund’s net asset value reflects gains that are either unrealized or realized but not distributed will pay the full price for the shares and then may receive some portion of the purchase price back as a taxable distribution.  Certain distributions paid in January may be taxable to shareholders as if received on December 31 of the prior year.  A redemption of Fund shares, including an exchange for shares of another fund, is a taxable transaction.

Investments in foreign securities may be subject to foreign withholding taxes or other foreign taxes with respect to income (possibly including, in some cases, capital gains), which may decrease a Fund’s yield on such securities.  These taxes may be reduced or eliminated under the terms of an applicable tax treaty.  Shareholders generally will not be entitled to claim a credit or deduction with respect to foreign taxes paid by a Fund. In addition, investments in foreign securities or foreign currencies may increase or accelerate a Fund’s recognition of ordinary income and may affect the timing or amount of the Fund’s distributions.

Certain foreign entities may be subject to a 30% withholding tax on dividend income paid and, after December 31, 2016, on redemption proceeds paid under the Foreign Account Tax Compliance Act (“FATCA”). To avoid withholding, foreign financial institutions subject to FATCA must agree to disclose to the relevant revenue authorities certain information regarding their direct and indirect U.S. owners and other foreign entities must certify certain information regarding their direct and indirect U.S. owners to the Fund. For more detailed information regarding FATCA withholding and compliance, please refer to the Statement of Additional Information.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

A Fund may be required to withhold, for U.S. federal income tax purposes, 28% of the dividends, distributions and redemption proceeds payable to shareholders who fail to provide the Fund with their correct taxpayer identification number or make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding.  Certain shareholders are exempt from backup withholding.  Backup withholding is not an additional tax and any amount withheld may be credited against a shareholder’s U.S. federal income tax liability.

Shareholders should consult with their advisers concerning the applicability of federal, state, local and other taxes to an investment.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Financial Highlights

The financial highlights are intended to help you understand a Fund’s financial performance for the period(s) indicated.  Certain information in the table reflects the financial results for a single Fund share.  The total returns in the table represent the rate an investor would have earned (or lost) on an investment in a Fund (assuming reinvestment of all distributions at net asset value).  This information has been audited by Deloitte & Touche LLP, an independent registered public accounting firm.  The reports of Deloitte & Touche LLP and each Fund’s financial statements are incorporated herein by reference and included in the Fund’s annual report, which is available upon request.

	Eaton Vance Atlanta Capital Focused Growth Fund
	Year Ended September 30,
	2014			2013
	Class A	Class C	Class I	Class A	Class C	Class I
Net asset value - Beginning of year	$13.360	$13.140	$12.700	$12.000	$11.880	$11.380
Income (Loss) From Operations
Net investment income (loss)(1)	$0.028	$(0.080)	$0.061	$0.035	$(0.058)	$0.063
Net realized and unrealized gain	2.164	2.112	2.048	1.325	1.318	1.266
Total income from operations	$2.192	$2.032	$2.109	$1.360	$1.260	$1.329
Less Distributions
From net investment income	$(0.026)	$—	$(0.063)	$—	$—	$(0.009)
From net realized gain	(0.316)	(0.272)	(0.316)	—	—	—
Total distributions	$(0.342)	$(0.272)	$(0.379)	$—	$—	$(0.009)
Net asset value - End of year	$15.210	$14.900	$14.430	$13.360	$13.140	$12.700
Total Return(2)	16.61%	15.61%	16.85%	11.33%	10.61%	11.69%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$84,938	$3,962	$95,204	$79,626	$3,776	$91,248
Ratios (as a percentage of average daily net assets):
Expenses(3)	1.08%	1.83%	0.83%	1.12%	1.87%	0.87%
Net investment income (loss)	0.19%	(0.55)%	0.44%	0.28%	(0.47)%	0.53%
Portfolio Turnover of the Fund	46%	46%	46%	53%	53%	53%

(See footnotes on last page.)

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Financial Highlights (continued)

	Eaton Vance Atlanta Capital Focused Growth Fund
	Year Ended September 30,
	2012			2011			2010
	Class A	Class C	Class I	Class A	Class C(9)	Class I	Class A	Class I
Net asset value - Beginning of year	$9.770	$9.750	$9.240	$9.540	$11.920	$9.010	$8.780	$8.290
Income (Loss) From Operations
Net investment loss(1)	$(0.038)	$(0.121)	$(0.005)	$(0.065)	$(0.067)	$(0.034)	$(0.026)	$(0.005)
Net realized and unrealized gain (loss)	2.268	2.251	2.145	0.295	(2.103)	0.264	0.832	0.791
Total income (loss) from operations	$2.230	$2.130	$2.140	$0.230	$(2.170)	$0.230	$0.806	$0.786
Less Distributions
From net investment income	$—	$—	$—	$—	$—	$—	$(0.046)	$(0.066)
Total distributions	$—	$—	$—	$—	$—	$—	$(0.046)	$(0.066)
Net asset value - End of year	$12.000	$11.880	$11.380	$9.770	$9.750	$9.240	$9.540	$9.010
Total Return(2)	22.82%	21.85%	23.16%	2.41%	(18.20)%(7)	2.55%	9.21%	9.51%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$69,679	$3,443	$104,941	$45,044	$1,449	$53,707	$8,706	$21,275
Ratios (as a percentage of average daily net assets):
Expenses(3)	1.17%(4)	1.91%(4)	0.92%(4)	1.25%(4)(5)	2.00%(4)(5)(10)	1.00%(4)(5)	1.25%(4)(5)	1.00%(5)
Net investment loss	(0.34)%	(1.08)%	(0.04)%	(0.58)%	(1.49)% (10)	(0.32)%	(0.29)%	(0.06)%
Portfolio Turnover of the Portfolio(6)	60%(7)	60%(7)	60%(7)	62%	62%(11)	62%	152%	152%
Portfolio Turnover of the Fund	17%(7)(8)	17%(7)(8)	17%(7)(8)	—	—	—	—	—

(See footnotes on last page.)

References to Portfolio herein are to Focused Growth Portfolio, a Massachusetts business trust having the same investment objective and policies as the Fund, in which the Fund invested all of its investable assets prior to July 23, 2012.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Financial Highlights (continued)

	Eaton Vance Atlanta Capital Horizon Growth Fund
	Year Ended September 30,
	2014				2013
	Class A	Class B	Class C	Class I	Class A	Class B	Class C	Class I
Net asset value - Beginning of year	$14.570	$12.920	$12.910	$14.660	$12.420	$11.130	$11.120	$12.470
Income (Loss) From Operations
Net investment loss(1)	$(0.108)	$(0.197)	$(0.196)	$(0.069)	$(0.091)	$(0.169)	$(0.169)	$(0.063)
Net realized and unrealized gain	1.215	1.074	1.073	1.226	2.545	2.263	2.263	2.557
Total income from operations	$1.107	$0.877	$0.877	$1.157	$2.454	$2.094	$2.094	$2.494
Less Distributions
From net realized gain	$(0.357)	$(0.357)	$(0.357)	$(0.357)	$(0.304)	$(0.304)	$(0.304)	$(0.304)
Total distributions	$(0.357)	$(0.357)	$(0.357)	$(0.357)	$(0.304)	$(0.304)	$(0.304)	$(0.304)
Net asset value - End of year	$15.320	$13.440	$13.430	$15.460	$14.570	$12.920	$12.910	$14.660
Total Return(2)	7.69%	6.88%	6.88%	7.99%	20.25%	19.35%	19.36%	20.50%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$22,918	$1,907	$8,270	$1,996	$24,658	$2,354	$8,759	$1,553
Ratios (as a percentage of average daily net assets):
Expenses(3)(5)	1.40%	2.15%	2.15%	1.15%	1.40%	2.15%	2.15%	1.15%
Net investment loss	(0.71)%	(1.46)%	(1.46)%	(0.45)%	(0.69)%	(1.44)%	(1.44)%	(0.47)%
Portfolio Turnover of the Fund	26%	26%	26%	26%	23%	23%	23%	23%

(See footnotes on last page.)

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Financial Highlights (continued)

	Eaton Vance Atlanta Capital Horizon Growth Fund
	Year Ended September 30,				Period Ended September 30,
	2012				2011(12)
	Class A	Class B	Class C	Class I	Class A	Class B	Class C	Class I(9)
Net asset value - Beginning of period	$14.100	$13.060	$13.050	$14.110	$14.410	$13.450	$13.430	$17.730
Income (Loss) From Operations
Net investment loss(1)	$(0.105)	$(0.183)	$(0.182)	$(0.072)	$(0.088)(13)	$(0.195)(13)	$(0.198)(13)	$(0.058)
Net realized and unrealized gain (loss)	1.904	1.732	1.731	1.911	(0.166)	(0.139)	(0.126)	(3.562)
Total income (loss) from operations	$1.799	$1.549	$1.549	$1.839	$(0.254)	$(0.334)	$(0.324)	$(3.620)
Less Distributions
From net realized gain	$(3.479)	$(3.479)	$(3.479)	$(3.479)	$(0.056)	$(0.056)	$(0.056)	$—
Total distributions	$(3.479)	$(3.479)	$(3.479)	$(3.479)	$(0.056)	$(0.056)	$(0.056)	$—
Net asset value - End of period	$12.420	$11.130	$11.120	$12.470	$14.100	$13.060	$13.050	$14.110
Total Return(2)	15.35%	14.49%	14.51%	15.69%	(1.81)%(7)	(2.53)%(7)	(2.46)%(7)	(20.42)%(7)
Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$26,305	$2,655	$9,796	$872	$29,725	$3,790	$10,456	$1
Ratios (as a percentage of average daily net assets):
Expenses(3)(5)	1.40%	2.15%	2.15%	1.15%	1.52%(4)(10)	2.25%(4)(10)	2.25%(4)(10)	1.15%(4)(10)
Net investment loss	(0.81)%	(1.56)%	(1.55)%	(0.58)%	(0.59)%(10)(13)	(1.39)%(10)(13)	(1.42)%(10)(13)	(0.86)%(10)
Portfolio Turnover of the Portfolio(6)	—	—	—	—	16%(7)	16%(7)	16%(7)	—
Portfolio Turnover of the Fund	50%	50%	50%	50%	52%(7)(14)	52%(7)(14)	52%(7)(14)	52%(7)(14)

(See footnotes on last page.)

References to Portfolio herein are to Tax-Managed Mid-Cap Core Portfolio, a Massachusetts business trust having the same investment objective and policies as the Fund, in which the Fund invested all of its investable assets prior to April 22, 2011.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Financial Highlights (continued)

	Eaton Vance Atlanta Capital Horizon Growth Fund
	Year Ended October 31,
	2010			2009
	Class A	Class B	Class C	Class A	Class B	Class C
Net asset value - Beginning of year	$11.610	$10.920	$10.910	$9.910	$9.380	$9.370
Income (Loss) From Operations
Net investment loss(1)	$(0.060)	$(0.146)	$(0.145)	$(0.012)	$(0.075)	$(0.080)
Net realized and unrealized gain	2.860	2.676	2.665	1.712	1.615	1.620
Total income from operations	$2.800	$2.530	$2.520	$1.700	$1.540	$1.540
Less Distributions
From net realized gain	$—	$—	$—	$—	$—	$—
Total distributions	$—	$—	$—	$—	$—	$—
Net asset value - End of year	$14.410	$13.450	$13.430	$11.610	$10.920	$10.910
Total Return(2)	24.12%	23.17%	23.10%	17.15%	16.42%	16.44%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$35,125	$3,327	$7,195	$24,813	$3,102	$6,528
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)(5)	1.60%	2.35%	2.35%	1.60%	2.35%	2.35%
Net investment loss	(0.46)%	(1.21)%	(1.20)%	(0.11)%	(0.80)%	(0.84)%
Portfolio Turnover of the Portfolio(6)	33%	33%	33%	42%	42%	42%

(See footnotes on last page.)

References to Portfolio herein are to Tax-Managed Mid-Cap Core Portfolio, a Massachusetts business trust having the same investment objective and policies as the Fund, in which the Fund invested all of its investable assets prior to April 22, 2011.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Financial Highlights (continued)

	Eaton Vance Atlanta Capital Select Equity Fund
	Year Ended September 30						Period Ended September 30,
	2014			2013			2012(15)
	Class A	Class C	Class I	Class A	Class C(17)	Class I	Class A	Class I
Net asset value - Beginning of period	$14.120	$14.060	$14.150	$11.770	$12.920	$11.790	$10.000	$10.000
Income (Loss) From Operations
Net investment income (loss)(1)	$(0.024)	$(0.133)	$0.016	$(0.025)	$(0.077)	$0.017	$(0.022)	$0.002
Net realized and unrealized gain	1.402	1.391	1.402	2.396	1.217	2.385	1.792	1.788
Total income from operations	$1.378	$1.258	$1.418	$2.371	$1.140	$2.402	$1.770	$1.790
Less Distributions
From net investment income	$—	$—	$—	$—	$—	$(0.009)	$—	$—
From net realized gain	(0.048)	(0.048)	(0.048)	(0.021)	—	(0.033)	—	—
Total distributions	$(0.048)	$(0.048)	$(0.048)	$(0.021)	$—	$(0.042)	$—	$—
Net asset value - End of period	$15.450	$15.270	$15.520	$14.120	$14.060	$14.150	$11.770	$11.790
Total Return(2)	9.78%	8.97%	10.04%	20.18%	8.82%(7)	20.45%	17.70%(7)	17.90%(7)
Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$54,602	$9,128	$41,321	$28,280	$4,452	$40,798	$4,690	$21,023
Ratios (as a percentage of average daily net assets):
Expenses(5)	1.20%	1.95%	0.95%	1.20%	1.95%(10)	0.95%	1.20%(10)	0.95%(10)
Net investment income (loss)	(0.16)%	(0.89)%	0.11%	(0.19)%	(1.04)%(10)	0.13%	(0.27)%(10)	0.02%(10)
Portfolio Turnover	45%	45%	45%	6%	6%(21)	6%	12%(7)	12%(7)

(See footnotes on last page.)

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Financial Highlights (continued)

	Eaton Vance Atlanta Capital SMID-Cap Fund
	Year Ended September 30,
	2014					2013
	Class A	Class C	Class I	Class R	Class R6(18)	Class A	Class C	Class I	Class R
Net asset value - Beginning of year	$21.180	$20.550	$22.750	$20.970	$25.040	$16.520	$16.150	$17.700	$16.400
Income (Loss) From Operations
Net investment income (loss)(1)	$(0.062)	$(0.224)	$(0.006)	$(0.110)	$0.022	$(0.044)	$(0.182)	$0.003	$(0.094)
Net realized and unrealized gain	1.360	1.322	1.464	1.348	(0.992)	4.760	4.638	5.103	4.720
Total income (loss) from operations	$1.298	$1.098	$1.458	$1.238	$(0.970)	$4.716	$4.456	$5.106	$4.626
Less Distributions
From net realized gain	$(0.148)	$(0.148)	$(0.148)	$(0.148)	$—	$(0.056)	$(0.056)	$(0.056)	$(0.056)
Total distributions	$(0.148)	$(0.148)	$(0.148)	$(0.148)	$—	$(0.056)	$(0.056)	$(0.056)	$(0.056)
Net asset value - End of year	$22.330	$21.500	$24.060	$22.060	$24.070	$21.180	$20.550	$22.750	$20.970
Total Return(2)	6.13%	5.35%	6.42%	5.91%	(3.87)%(7)	28.63%	27.68%	28.93%	28.29%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$1,294,128	$237,887	$3,755,707	$166,575	$252	$1,566,425	$251,684	$3,184,642	$84,030
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)	1.23%	1.98%	0.98%	1.48%	0.90%(10)	1.25%(5)	2.00%(5)	1.00%(5)	1.50%(5)
Net investment income (loss)	(0.28)%	(1.03)%	(0.03)%	(0.50)%	0.35%(10)	(0.24)%	(0.99)%	0.02%	(0.49)%
Portfolio Turnover of the Portfolio	11%	11%	11%	11%	11%(19)	9%	9%	9%	9%

(See footnotes on last page.)

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Financial Highlights (continued)

	Eaton Vance Atlanta Capital SMID-Cap Fund
	Year Ended September 30,
	2012				2011
	Class A	Class C	Class I	Class R	Class A	Class C	Class I	Class R
Net asset value - Beginning of year	$12.870	$12.680	$13.750	$12.810	$12.490	$12.390	$13.300	$12.450
Income (Loss) From Operations
Net investment loss(1)	$(0.070)	$(0.185)	$(0.033)	$(0.111)	$(0.074)	$(0.180)	$(0.040)	$(0.109)
Net realized and unrealized gain	3.808	3.743	4.071	3.789	0.543(16)	0.559(16)	0.579(16)	0.558(16)
Total income from operations	$3.738	$3.558	$4.038	$3.678	$0.469	$0.379	$0.539	$0.449
Less Distributions
From net realized gain	$(0.088)	$(0.088)	$(0.088)	$(0.088)	$(0.089)	$(0.089)	$(0.089)	$(0.089)
Total distributions	$(0.088)	$(0.088)	$(0.088)	$(0.088)	$(0.089)	$(0.089)	$(0.089)	$(0.089)
Net asset value - End of year	$16.520	$16.150	$17.700	$16.400	$12.870	$12.680	$13.750	$12.810
Total Return(2)	29.12%	28.13%	29.43%	28.78%	3.67%	2.97%	3.98%	3.53%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$1,010,125	$152,264	$1,890,595	$17,922	$512,020	$61,530	$815,413	$1,827
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)(5)	1.24%	1.99%	0.99%	1.49%	1.20%	1.95%	0.95%	1.45%
Net investment loss	(0.44)%	(1.19)%	(0.19)%	(0.70)%	(0.51)%	(1.25)%	(0.26)%	(0.74)%
Portfolio Turnover of the Portfolio	6%	6%	6%	6%	19%	19%	19%	19%

(See footnotes on next page.)

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

Financial Highlights (continued)

	Eaton Vance Atlanta Capital SMID-Cap Fund
	Year Ended September 30,
	2010
	Class A	Class C(20)	Class I	Class R
Net asset value - Beginning of year	$11.170	$11.170	$11.870	$11.170
Income (Loss) From Operations
Net investment loss(1)	$(0.072)	$(0.158)	$(0.044)	$(0.092)
Net realized and unrealized gain	1.392	1.378	1.474	1.372
Total income from operations	$1.320	$1.220	$1.430	$1.280
Less Distributions
From net realized gain	$—	$—	$—	$—
Total distributions	$—	$—	$—	$—
Net asset value - End of year	$12.490	$12.390	$13.300	$12.450
Total Return(2)	11.82%	10.92%	12.05%	11.46%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$256,917	$17,530	$296,476	$98
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)(5)	1.20%	1.95%	0.95%	1.45%
Net investment loss	(0.61)%	(1.34)%	(0.35)%	(0.78)%
Portfolio Turnover of the Portfolio	20%	20%	20%	20%

(1)

Computed using average shares outstanding.

(2)

Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges, if any.

(3)

Excludes the effect of custody fee credits, if any, of less than 0.005%.

(4)

For Focused Growth Fund and Horizon Growth Fund:  includes the Fund’s share of the Portfolio’s allocated expenses for the period while the Fund was investing in the Portfolio.  For SMID-Cap Fund: includes the Fund’s share of the Portfolio’s allocated expenses.

(5)

For Focused Growth Fund Class A and Class I, the investment adviser of the Portfolio waived a portion of its investment adviser fee and/or the administrator of the Fund subsidized certain operating expenses (equal to 0.11% and 0.43% of average daily net assets for the years ended September 30, 2011 and 2010, respectively).  For Focused Growth Fund Class C, the administrator of the Fund subsidized certain operating expenses (equal to 0.11% of average daily net assets for the period ended September 30, 2011).  A portion of the waiver and/or subsidy was borne by the sub-adviser of the Portfolio.  Absent this waiver and/or subsidy, total return would be lower.  For Horizon Growth Fund Class A, Class B and Class C, the investment adviser of the Portfolio waived a portion of its investment adviser fee and/or the administrator of the Fund subsidized certain operating expenses (equal to 0.33%, 0.42%, 0.32%, 0.21%, 0.09% and 0.31% of average daily net assets for the years ended September 30, 2014, 2013 and 2012, the period ended September 30, 2011 and the years ended October 31, 2010 and 2009, respectively). For Horizon Growth Fund Class I, the administrator of the Fund subsidized certain operating expenses (equal to 0.33%, 0.42%, 0.32% and 0.38% of average daily net assets for the years ended September 30, 2014, 2013 and 2012 and the period ended September 30, 2011, respectively).  A portion of this waiver and/or subsidy was borne by the sub-adviser.  Absent this waiver and/or subsidy, total return would be lower.  For Select Equity Fund Class A and Class I, the investment adviser, administrator and sub-adviser subsidized certain operating expenses (equal to 0.09%, 0.28% and 1.37% of average daily net assets for the years ended September 30, 2014, 2013 and the period from the start of business, January 3, 2012, to September 30, 2012, respectively).  Absent this subsidy, total return would have been lower.  For Select Equity Fund Class C, the investment adviser, administrator and sub-adviser subsidized certain operating expenses (equal to 0.09%, and 0.28% of average daily net assets for the year ended September 30, 2014 and the period from the commencement of operations, March 19, 2013, to September 30, 2013, respectively).  Absent this subsidy, total return would have been lower. For SMID-Cap Fund Class A, Class B, Class C, Class I and Class R, the sub-adviser of the Portfolio subsidized certain operating expenses of the Fund (equal to 0.01% of average daily net assets for the year ended September 30, 2013).  Absent the subsidy, total return would be lower.  For SMID-Cap Fund Class A, Class C, Class I and Class R, the investment adviser of the Portfolio waived a portion of its investment adviser fee and/or subsidized certain operating expenses and the administrator of the Fund subsidized certain operating expenses (equal to 0.08%, 0.18% and 0.32% of average daily net assets for the years ended September 30, 2012, 2011 and 2010, respectively).  A portion of the waiver and/or subsidy was borne by the sub-adviser of the Portfolio.  Absent this waiver and subsidy, total return would be lower.

(6)

Portfolio turnover represents the rate of portfolio activity for the period while the Fund was investing in the Portfolio.

(7)        Not annualized.

(8)

For the period from July 23, 2012 through September 30, 2012 when the Fund was making investments directly in securities.

(9)

For the period from the commencement of operations, May 2, 2011, to September 30, 2011.

(10)

Annualized.

(11)

For the Portfolio’s year ended September 30, 2011.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

(12)

For the eleven months ended September 30, 2011.  The Fund changed its fiscal year-end from October 31 to September 30.

(13)

Net investment loss per share reflects special dividends allocated from the Portfolio, which amounted to $0.015, $0.014 and $0.013 per share for Class A, Class B and Class C, respectively, for the period while the Fund was making investments directly in the Portfolio.  Excluding special dividends, the ratio of net investment loss to average daily net assets would have been (0.69)%, (1.49)% and (1.51)% for Class A, Class B and Class C, respectively.

(14)

For the period from April 22, 2011 through September 30, 2011 when the Fund was making investments directly in securities.

(15)

For the period from the start of business, January 3, 2012, to September 30, 2012.

(16)

The per share amount is not in accord with the net realized and unrealized gain (loss) on investments for the period because of the timing of sales of Fund shares and the amount of the per share realized and unrealized gains and losses at such time.

(17)

For the period from the commencement of operations, March 19, 2013, to September 30, 2013.

(18)

For the period from the commencement of operations, July 1, 2014, to September 30, 2014.

(19)

For the Portfolio’s year ended September 30, 2014.

(20)

Class C commenced operations on October 1, 2009.

(20)

For the Fund’s year ended September 30, 2013.

Atlanta Capital Funds

Prospectus dated February 1, 2015 as revised August 24, 2015

More Information

About the Funds:  More information is available in the Statement of Additional Information.  The Statement of Additional Information is incorporated by reference into this Prospectus.  Additional information about each Fund's and the Portfolio's investments is available in the annual and semiannual reports to shareholders.  In the annual report, you will find a discussion of the market conditions and investment strategies that significantly affected each Fund’s performance during the past fiscal year.  You may obtain free copies of the Statement of Additional Information and the shareholder reports on Eaton Vance’s website at www.eatonvance.com or by contacting the principal underwriter:

Eaton Vance Distributors, Inc.
Two International Place
Boston, MA  02110
1-800-262-1122
website: www.eatonvance.com

You will find and may copy information about each Fund (including the Statement of Additional Information and shareholder reports):  at the SEC’s public reference room in Washington, DC (call 1-800-732-0330 for information on the operation of the public reference room); on the EDGAR Database on the SEC’s website (www.sec.gov); or, upon payment of copying fees, by writing to the SEC’s Public Reference Section, 100 F Street, NE, Washington, DC 20549-0102, or by electronic mail at publicinfo@sec.gov.

Shareholder Inquiries:  You can obtain more information from Eaton Vance Shareholder Services or the Fund transfer agent, BNY Mellon Investment Servicing (US) Inc.  If you own shares and would like to add to, redeem or change your account, please write or call below:

Regular Mailing Address: Eaton Vance Funds P.O. Box 9653 Providence, RI 02940-9653	Overnight Mailing Address: Eaton Vance Funds 4400 Computer Drive Westborough, MA 01581	Phone Number: 1-800-262-1122 Monday – Friday 8:30 a.m. – 5:30 p.m. ET

The Investment Company Act No. for each Fund, except Eaton Vance Atlanta Capital Horizon Growth Fund, is 811-01241 and the Investment Company Act No. for Eaton Vance Atlanta Capital Horizon Growth Fund is 811-04015.

1832 8.24.15	© 2015 Eaton Vance Management